SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 1996


                          BIRMINGHAM STEEL CORPORATION
             (Exact name of registrant as specified in its charter)


                                   Delaware
                 (State of other jurisdiction of incorporation)

                                     1-9820
                            (Commission File Number)

                                   13-3213634
                      (I.R.S. Employer Identification No.)




                       1000 Urban Center Drive, Suite 300
                               Birmingham, Alabama
                    (Address of principal executive offices)

                                   35242-2516
                                   (Zip Code)


       Registrant's telephone number, including area code: (205)970-1200

Item 5.           Other Events

                  On December 2, 1996, Birmingham Steel Corporation, a Delaware corporation ("BSC") completed its acquisition of certain assets of Atlantic Steel Industries, Inc., a New York corporation ("Atlantic"), through a newly created limited liability company, Birmingham Southeast, LLC ("Birmingham Southeast"), pursuant to the terms of that certain Contribution Agreement, dated as of November 15, 1996, by and among IVACO Inc. ("IVACO"), Atlantic, BSC and Birmingham Southeast. Birmingham Southeast, a Delaware limited liability company, is owned 85% by Birmingham East Coast Holdings, Inc., an affiliate of BSC, and 15% by Canron Industries, Inc., an affiliate of IVACO, a Canadian corporation and the parent corporation of Atlantic.

                  In this transaction,  BSC contributed substantially all of the operating assets of its steel mill located in Jackson, Mississippi (the "Jackson Mill") and $43.3 million in cash to Birmingham Southeast in return for 85% of the membership interest in Birmingham Southeast. Atlantic contributed substantially all of the operating assets of its steel mill located in Cartersville, Georgia (the "Cartersville Mill"), and received 15% of the membership interests in Birmingham Southeast and $43.3 million in cash. In addition, Birmingham Southeast paid or assumed the obligation to pay specified obligations of Atlantic, including $15 million of accounts payable of Atlantic, relating to the Cartersville Mill and assumed certain liabilities and contracts of BSC relating to the Jackson Mill and of Atlantic relating to the Cartersville Mill. The Atlantic assets include a high-quality meltshop and a merchant product rolling mill. The BSC assets consist of a meltshop and a merchant product rolling mill. The acquisition transaction did not include BSC's scrap operation at Klean Metals located adjacent to the Jackson Mill.

                  As part of the financing of this transaction, BSC will sell in an underwritten public offering one million shares of its common stock currently held as treasury shares, which were previously acquired as part of an announced stock buyback program.

                  Pursuant to separate inventory purchase agreements with Birmingham Southeast, BSC and Atlantic will sell to Birmingham Southeast certain billets, finished goods and supplies located at the Jackson Mill and the Cartersville Mill, respectively. Payment for these assets will be made sixty
(60) days or more after the closing.

                  In addition, Birmingham Southeast, BSC, IVACO and Atlantic entered into a billet supply agreement, pursuant to which Birmingham Southeast will for a period of two (2) years supply billets to Atlantic for use in Atlantic's rod mill in Atlanta, Georgia. Birmingham Southeast, BSC, IVACO and Atlantic entered into a tolling agreement pursuant to which Atlantic will roll billets owned by Birmingham Southeast into finished product at Atlantic's 13" mill located in Atlanta, Georgia.

                  As part of the ongoing operations of Birmingham Southeast, BSC and Birmingham Southeast entered into an administrative services agreement, pursuant to which BSC will provide certain administrative services to Birmingham Southeast and pursuant to which BSC will permit Birmingham Southeast to utilize certain assets of BSC (including insurance coverage, access to employee benefit plans and use of information systems), for which BSC will be paid certain fees and charges by Birmingham Southeast. The administrative services agreement also provides that BSC will provide working capital to Birmingham Southeast pursuant to a revolving promissory note.


Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  4. Contribution Agreement, dated as of November 15, 1996, among IVACO Inc., Atlantic Steel Industries, Inc., Birmingham Steel Corporation and Birmingham Southeast, LLC



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated as of December 12, 1996                       BIRMINGHAM STEEL CORPORATION



                                                    By /s/ John M. Casey
                                                    John M. Casey
                                                    Its: Executive Vice
                                                    President and Chief
                                                    Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                          BIRMINGHAM STEEL CORPORATION







                                    EXHIBITS

                              TO CURRENT REPORT ON

                        FORM 8-K DATED DECEMBER 12, 1996






                          Commission File Number 1-9820

                                  Exhibit Index



Exhibit No.    Description


   4 Contribution Agreement, dated as of November 15, 1996, among IVACO Inc., Atlantic Steel Industries, Inc., Birmingham Steel Corporation and Birmingham Southeast, LLC

                             CONTRIBUTION AGREEMENT

                                  by and among


                           BIRMINGHAM SOUTHEAST, LLC,


                          BIRMINGHAM STEEL CORPORATION,


                        ATLANTIC STEEL INDUSTRIES, INC.,

                                       and

                                   IVACO INC.





                          Dated as of November 15, 1996

                                TABLE OF CONTENTS


         ARTICLE I..........................................................  2

         CONTRIBUTION OF ASSETS.............................................  2
            1.1      Contribution of the Cartersville Mill..................  2
            1.2      Additional Cartersville Assets.........................  4
            1.3      Contribution of Jackson Mill...........................  4
            1.4      Additional BSC Contributions...........................  7
            1.5      Excluded Assets........................................  7
            1.6      Assumed Liabilities....................................  9
            1.7      Retained Liabilities................................... 11
            1.8      Effect of Contributions................................ 13
            1.9      Equitable Assignment................................... 13
            1.10     Financing Leases....................................... 14
            1.11     Prorations............................................. 14
            1.12     Closing................................................ 14
            1.13     Sums Received in Respect of Assets After the Closing... 14

         ARTICLE II......................................................... 15

         RELATED TRANSACTIONS............................................... 15
            2.1      Agreements with BSC.................................... 15
            2.2      Agreements with Atlantic............................... 15
            2.3      Distributions to Members............................... 15

         ARTICLE III........................................................ 16

         REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND IVACO............... 16
            3.1      Organization and Qualification......................... 16
            3.2      Authority.............................................. 16
            3.3      Governmental Authorization............................. 17
            3.4      Non-Contravention...................................... 17
            3.5      Real Property.......................................... 17
            3.6      Equipment.............................................. 18
            3.7      Intangible Property.................................... 18
            3.8      Permits; No Breach..................................... 19
            3.9      Customers, Distributors, and Suppliers................. 19
            3.10     Assets Necessary to Cartersville Mill.................. 20
            3.11     Absence of Certain Changes or Events................... 20
            3.12     Certain Tax Matters.................................... 21
            3.13     Product Warranties..................................... 21
            3.14     Compliance with Law and Other Regulations.............. 21
            3.15     Material Contracts..................................... 22
            3.16     Insurance.............................................. 23
            3.17     Litigation............................................. 23
            3.18     Environmental Matters.................................. 23
            3.19     Finders................................................ 26
            3.20     No Warranty............................................ 26
            3.21     HSR Filing............................................. 27

         ARTICLE IV......................................................... 27

         REPRESENTATIONS AND WARRANTIES OF BSC.............................. 27
            4.1      Organization and Qualification......................... 27
            4.2      Authority.............................................. 27
            4.3      Governmental Authorization............................. 27
            4.4      Non-Contravention...................................... 28
            4.5      Real Property.......................................... 28
            4.6      Equipment.............................................. 29
            4.7      Intangible Property.................................... 29
            4.8      Permits; No Breach..................................... 30
            4.9      Assets Necessary to Jackson Mill....................... 30
            4.10     Absence of Certain Changes or Events................... 30
            4.11     Certain Tax Matters.................................... 31
            4.12     Product Warranties..................................... 32
            4.13     Compliance with Law and Other Regulations.............. 32
            4.14     Material Contracts..................................... 32
            4.15     Insurance.............................................. 33
            4.16     Litigation............................................. 33
            4.17     Environmental Matters.................................. 34
            4.18     Finders................................................ 35
            4.19     No Warranty............................................ 35
            4.20     HSR Filing............................................. 35

         ARTICLE V.......................................................... 35

         REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY............... 35
            5.1      Organization........................................... 35
            5.2      Authority.............................................. 35
            5.3      Governmental Authorization............................. 36
            5.4      Non-Contravention...................................... 36
            5.5      Tax Status............................................. 36
         ARTICLE VI......................................................... 36

         COVENANTS OF THE PARTIES........................................... 36
            6.1      Satisfaction of Conditions............................. 36
            6.2      Access and Information................................. 36
            6.3      Transfer of Permits.................................... 37
            6.4      Assignment of Contracts................................ 37
            6.5      Hart-Scott-Rodino Approval............................. 37
            6.6      Conduct of Business Pending the Transaction............ 37
            6.7      Exclusivity............................................ 38
            6.8      Notification of Certain Matters........................ 38
            6.9      Employees of Atlantic.................................. 39
            6.10     Determination of Pension Liability..................... 39
            6.11     Atlantic Severance and Statutory Liabilities........... 40
            6.12     BSC Severance Liabilities.............................. 41
            6.13     Removal of UST......................................... 41
            6.14     Removal of Cartersville PCBs........................... 41
            6.15     Removal of Jackson PCB's............................... 41
            6.16     Construction of Stormwater Retention Facility.......... 41
            6.17     Obligations to Remove Property......................... 42
            6.18     Discharge of Encumbrances.............................. 42
            6.19     Products Liability Insurance........................... 42
            6.20     Directions Governing Atlantic Steel Credit Union
                     Building............................................... 42
            6.21     Real Estate Option..................................... 43
            6.22     Execution of Documents................................. 43
            6.23     Tax Status of the Company.............................. 43
            6.24     Stormwater Discharges.................................. 43

         ARTICLE VII........................................................ 43

         CONDITIONS PRECEDENT TO THE CLOSING................................ 43
            7.1      Conditions Precedent to Atlantic's and IVACO's
                     Obligations............................................ 43
            7.2      Conditions Precedent to the Obligations of BSC......... 44
            7.3      Documents To Be Delivered by Atlantic at Closing....... 44
            7.4      Documents To Be Delivered by BSC at Closing............ 47
            7.5      Documents To Be Delivered By the Company at the Closing.48

         ARTICLE VIII........................................................48

         SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; TRANSFER TAXES........48
            8.1      Survival................................................48
            8.2      Indemnification by Atlantic and IVACO...................49
            8.3      Indemnification by BSC..................................50
            8.4      Indemnification by the Company..........................51
            8.5      Indemnification Procedures..............................52
            8.6      Indemnified Parties.....................................55
            8.7      Transfer Taxes, Recording Fees and Title Insurance
                     Premiums............................................... 55

         ARTICLE IX......................................................... 56

         MISCELLANEOUS PROVISIONS........................................... 56
            9.1      Termination............................................ 56
            9.2      Amendment and Modification............................. 56
            9.3      Assignment............................................. 56
            9.4      Expenses............................................... 57
            9.5      Further Assurances..................................... 57
            9.6      Governing Law.......................................... 57
            9.7      IVACO Consent to Jurisdiction.......................... 57
            9.8      Counterparts........................................... 57
            9.9      Publicity.............................................. 58
            9.10     Notices................................................ 58
            9.11     Specific Performance................................... 59
            9.12     Headings............................................... 59
            9.13     Entire Agreement....................................... 59
            9.14     Severability........................................... 60
            9.15     Inconsistency or Conflict.............................. 60
            9.16     Schedules.............................................. 60
            9.17     Bulk Sales Law......................................... 60
            9.18     Definition of Knowledge................................ 60
            9.19     Setoff................................................. 60

         ARTICLE X.......................................................... 60

         BSC GUARANTEE...................................................... 60

Appendix I Index of Defined Terms

Exhibit A  Limited Liability Company Agreement
Exhibit B  BSC Inventory Agreement
Exhibit C  Administrative Services Agreement
Exhibit D  Atlantic Inventory Agreement
Exhibit E  Billet Supply Agreement
Exhibit F  Tolling Agreement
Exhibit G  Real Estate Option Agreement
Exhibit H  Assignment and Assumption Agreement with respect to the Atlantic
           Assumed Liabilities
Exhibit I  Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson
Exhibit J  Form of Opinion of Guy-Paul Massicotte, Vice President, Secretary and
           General Counsel of IVACO
Exhibit K  Assignment and Assumption Agreement with respect to the Jackson
           Assumed Liabilities
Exhibit L  Form of Opinion of Balch & Bingham
Exhibit M  Sampling and Analysis Plan


                                    SCHEDULES
1.1         Permitted Encumbrances
1.1(a)      Cartersville Real Property
1.1(b)      Cartersville Equipment
1.1(c)      Cartersville Intangible Property
1.1(i)      Cartersville Service  and  Supply   Contracts
1.1(k)      Cartersville transferable  Permits
1.1(l)      Cartersville  transferable  bonds
1.2         Cartersville Additional  Assets
1.3(a)      Jackson Real Property
1.3(b)      Jackson  Equipment
1.3(c)      Jackson  Intangible  Property
1.3(i)      Jackson  Equipment  Leases
1.3(j)      Jackson Service and Supply Contracts
1.3(l)      Jackson  transferable Permits
1.1(m)      Jackson transferable  bonds
1.5(a)      BSC Excluded Assets
1.5(b)      Atlantic  Excluded Assets
1.6(a)(ii) BSC Assumed Liabilities - raw material purchase orders* 1.6(a)(iii) BSC Assumed Liabilities - customer purchase orders**
1.6(a)(iv)  BSC Assumed Liabilities - other supply purchase orders*
1.6(b)(ii) Atlantic Assumed Liabilities - raw material purchase orders* 1.6(b)(iii) Atlantic Assumed Liabilities - customer purchase orders** 1.6(b)(iv) Atlantic Assumed Liabilities - other supply purchase orders*
1.10        Cartersville Financing Leases
6.17        Insurance Coverage - Removal of Property

ATLANTIC DISCLOSURE SCHEDULE

BSC DISCLOSURE SCHEDULE
------------------------------------
* - To be delivered within seven days after execution of this Agreement ** - To be delivered at the Closing

                             CONTRIBUTION AGREEMENT

         This CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of November 15, 1996 by and among IVACO Inc., a corporation existing under the Canada Business Corporations Act ("IVACO"), Atlantic Steel Industries, Inc., a New York corporation ("Atlantic"), Birmingham Steel Corporation, a Delaware corporation ("BSC"), and Birmingham Southeast, LLC, a Delaware limited liability company (the "Company").


                                   WITNESSETH:


         WHEREAS, Atlantic, a subsidiary of IVACO, owns and operates certain steel manufacturing facilities, including a steel making facility and rolling mill operation, in Cartersville, Georgia (the "Cartersville Mill");

         WHEREAS, BSC owns and operates certain steel manufacturing facilities, including a steel making facility and rolling mill operation, in Jackson, Mississippi (the "Jackson Mill," and together with the Cartersville Mill, the "Mills");

         WHEREAS, Atlantic (a "Contributing Party") wishes to contribute to the Company certain of the assets which comprise the Cartersville Mill and become a member in the Company subject to the rights and privileges of membership set forth in the Amended and Restated Limited Liability Company Agreement to be executed by the parties simultaneously with the consummation of the transactions contemplated hereby, a copy of which is attached hereto as Exhibit A (the "LLC Agreement");

         WHEREAS, BSC (also a "Contributing Party") wishes to contribute to the Company certain of the assets which comprise the Jackson Mill and become a member in the Company subject to the rights and privileges of membership set forth in the LLC Agreement;

         WHEREAS, the Company is a newly formed entity organized especially to acquire the Mills pursuant to this Agreement and to operate the Mills pursuant to the LLC Agreement; and

         WHEREAS, on October 16th and 17th, 1996, respectively, IVACO and BSC each filed a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby.

         NOW,  THEREFORE,  in  consideration  of the  foregoing  and the  mutual
representations,   warranties,   covenants,  and  agreements  herein  contained,
Atlantic, IVACO, BSC and the Company agree as follows:

                                    ARTICLE I

                             CONTRIBUTION OF ASSETS

         1.1 Contribution of the Cartersville Mill. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Atlantic shall convey, assign, transfer, grant and deliver to the Company, free and clear of all title defects, objections, liens, pledges, claims, rights of first refusal, options, charges, security interests, mortgages, or other encumbrances of any nature whatsoever (collectively, "Encumbrances") (excepting "Permitted Encumbrances" as defined on Schedule 1.1 hereto), all of the operating assets, properties, and business of every kind and description, other than Excluded Assets (as defined in Section 1.5 of this Agreement), whether real, personal, or mixed, tangible or intangible, which are used in the operation of the Cartersville Mill and located at the site of the Cartersville Mill or located elsewhere but listed on Schedule 1.2 hereto (collectively, the "Cartersville Assets"), including, without limitation, all right, title, and interest of Atlantic in, to, and under:

                  (a) The real property  owned in fee by Atlantic and located at the site of the Cartersville Mill as described on Schedule 1.1(a) hereto, together with all improvements, buildings and fixtures thereon and all easements and other real estate agreements described in Schedule 1.1(a) hereto (collectively, the "Cartersville Real Property");

                  (b) All machinery, equipment, furniture, vehicles, and other tangible personal property (and any spare parts for such property) owned by Atlantic and located at the site of the Cartersville Mill (collectively, the "Cartersville Equipment"), including without limitation all items of Cartersville Equipment listed on Schedule 1.1(b) hereto;

                  (c) All patents, copyrights, trademarks, trade names, computer software programs, and any applications for the same, which are owned by Atlantic and used exclusively in the operation of the Cartersville Mill, and all goodwill associated with such intangible property (collectively, the
"Cartersville Subject Intangible Property"), as well as all transferable licenses and other agreements relating to patents, copyrights, trademarks, trade names and computer software programs owned by third parties which Atlantic is licensed or authorized to use by such third parties solely in connection with the operation of the Cartersville Mill, including without limitation the scrap management software program used by Atlantic and licensed to Atlantic by MILLTECH.HOH, INC. (the "Cartersville Licensed Intangible Property"), all as described on Schedule 1.1(c) hereto;

                  (d) All technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and other intellectual property not described on Schedule 1.1(c), which are owned by Atlantic and used exclusively in the operation of the Cartersville Mill (collectively, "Cartersville Trade Secrets"); provided, however, Atlantic shall retain a non-exclusive right to use, license or sell such Cartersville Trade Secrets, as long as such use, license or sale does not interfere with the Company's title to the Cartersville Trade Secrets or its ability to operate the Cartersville Mill;

                  (e) Except for trademarks, servicemarks, tradenames, and the like, and with regard to software, unless Atlantic can arrange without out of pocket cost for a sublease, accounting, data processing, purchasing and general business software and the manufacturing system software currently being installed by Atlantic, and subject to any restrictions disclosed on Schedule 1.1(c) hereto relating to any of the following, a personal, non-exclusive, royalty-free right and license or sublicense, as the case may be, to use, and subject to any restrictions in the software licenses to Atlantic, to reproduce, modify, and distribute, any intangible property which would be included among the Cartersville Subject Intangible Property, the Cartersville Licensed Intangible Property, or the Cartersville Trade Secrets but for the fact that such intangible property is not used exclusively in the operation of the Cartersville Mill;

                  (f) A personal, non-exclusive, royalty-free right and license or sublicense, as the case may be, to use any trademark, servicemark, tradename, and the like (other than the tradenames and servicemarks "Atlantic," "Ivaco" and "Sivaco," and any form or derivative thereof), including without limitation any related logos and goodwill related thereto, which would be included among the Cartersville Subject Intangible Property, the Cartersville Licensed Intangible Property, or the Cartersville Trade Secrets but for the fact that such trademark, servicemark, or tradename is not used exclusively in the operation of the Cartersville Mill;

                  (g) All lists of present customers of products produced by the 12" mill operated by Atlantic in Cartersville, Georgia (the "12" Mill") and the 13" mill operated by Atlantic in Atlanta, Georgia (the "13" Mill") and all lists of the distributors and suppliers associated with the Cartersville Mill, including credit and order histories and identification of principal contacts, with telephone numbers and addresses;

                  (h) All of Atlantic's rights, claims, credits, causes of action, or right of setoff against third parties relating to the Cartersville Equipment, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties or any guarantees and indemnity agreements now in effect with respect to any Cartersville Equipment, but excluding all amounts representing reimbursements for items previously paid by Atlantic ("Atlantic Claims");

                  (i) Atlantic's rights under the service and supply contracts related to the Cartersville Mill and listed on Schedule 1.1(i) hereto (the "Cartersville Service and Supply Contracts");

                  (j) Atlantic's rights under those contracts and agreements being assumed by the Company pursuant to Section 1.6(b)(i), (ii), (iii), (iv) and (viii) of this Agreement;

                  (k) All transferable certificates of occupancy and other transferable licenses, permits, registrations, authorizations, use agreements, orders, or approvals of governmental or quasi-governmental agencies and authorities (whether federal, state, local, municipal, or foreign) or private parties (collectively, "Permits") relating to the construction, use, operation, or enjoyment of the Cartersville Assets, including without limitation the transferable Permits set forth on Schedule 1.1(k) hereto and the transferable Environmental Permits as described in Section 3.18 of the Atlantic Disclosure Schedule;

                  (l) All transferable bonds or deposits made by Atlantic or its predecessors in title (or its agents) with any governmental agency or authority or with any utility company or third party relating to the construction, use, operation, or enjoyment of the Cartersville Assets, all as described on Schedule 1.1(l) hereto;

                  (m) All prepaid rentals and other prepaid expenses arising from payments made by Atlantic in the ordinary and usual course of the operation of the Cartersville Mill prior to the close of business on the Closing Date for goods or services; and

                  (n) Originals or copies (at Atlantic's sole discretion) of all books, records, files, and papers, whether in hard copy or computer format, in Atlantic's possession and currently used in the operation of the Cartersville Mill, including without limitation, sales, order and billing procedures, engineering information, drawings, plans or schematics, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present suppliers and, with respect to information relating to "Tax" (as defined in Section 1.7(b) of this Agreement), all information that is necessary for the preparation of any Tax returns to be filed by the Company after the Closing or the determination of the ad valorem tax value or tax basis of the Cartersville Assets (collectively, "Cartersville Files and Records"). To the extent any Cartersville Files and Records are maintained in computer information systems, Atlantic shall make such Cartersville Files and Records available in electronic machine readable format and shall make its information systems personnel available to the Company for 90 days following the Closing to assist in a commercially reasonable manner in the conversion of such information to a format compatible with the Company's information system.

         1.2 Additional Cartersville Assets. In addition to the assets referred to in Section 1.1 hereof, Atlantic shall convey, assign, transfer and deliver to the Company at the Closing, free and clear of all Encumbrances other than Permitted Encumbrances, the assets or rights listed on Schedule 1.2 hereto (the "Additional Assets"), which shall include the right to use all trade names to proprietary products of the 13" Mill, together with specifications for those products, which assets and rights shall be included in the definition of "Cartersville Assets" for all purposes of this Agreement. The Company shall also have a right, for a period of 12 months after the Closing, to use any interchangeable parts and supplies located in Atlantic's Atlanta, Georgia Facility (the "Atlanta Facility") which are not listed on Schedule 1.2 provided the Company shall replace any such parts and supplies so used with functionally identical items within a commercially reasonable time.

         1.3 Contribution of Jackson Mill. Subject to the terms and conditions of this Agreement, at the Closing, BSC shall convey, assign, transfer, and deliver to the Company, free and clear of all Encumbrances (excepting any Permitted Encumbrances), all of the operating assets, properties, and business of every kind and description, other than Excluded Assets, whether real, personal, or mixed, tangible or intangible, which are used in the operation of the Jackson Mill and located at the site of the Jackson Mill or located elsewhere but listed on Schedule 1.4 hereto (collectively, the "Jackson Assets," and together with the Cartersville Assets, the "Assets"), including, without limitation, all right, title, and interest of BSC in, to, and under:

                  (a) The real property owned in fee by BSC and located at the site of the Jackson Mill as described on Schedule 1.3(a) hereto, together with all improvements, buildings and fixtures thereon and all easements and other real estate agreements described in Schedule 1.3(a) hereto (collectively, the "Jackson Real Property");

                  (b) All machinery, equipment, furniture, vehicles, and other tangible personal property (and any spare parts for such property) owned by BSC and located at the site of the Jackson Mill (collectively, the "Jackson Equipment"), including without limitation all items of Jackson Equipment listed on Schedule 1.3(b) hereto;

                  (c) All patents, copyrights, trademarks, trade names, computer software programs and any applications for the same, which are owned by BSC and used exclusively in the operation of the Jackson Mill, and all goodwill associated with such intangible property (collectively, the "Jackson Subject Intangible Property"), as well as all transferable licenses and other agreements relating to patents, copyrights, trademarks, trade names and computer software programs owned by third parties which BSC is licensed or authorized to use by such third parties solely in connection with the operation of the Jackson Mill (the "Jackson Licensed Intangible Property"), all as described on Schedule 1.3(c) hereto;

                  (d) All technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and other intellectual property not described on Schedule 1.3(c), which are owned by BSC and used exclusively in the operation of the Jackson Mill (collectively, "Jackson Trade Secrets"); provided, however, BSC shall retain a non-exclusive right to use, license or sell such Jackson Trade Secrets, as long as such use, license or sale does not interfere with the Company's title to the Jackson Trade Secrets or its ability to operate the Jackson Mill;

                  (e) Except for trademarks, servicemarks, tradenames, and the like, and with regard to software, unless BSC can arrange without out of pocket cost for a sublease, accounting, data processing, purchasing and general business software, and subject to any restrictions disclosed on Schedule 1.3(c) hereto relating to any of the following, a personal, non-exclusive, royalty-free right and license or sublicense, as the case may be, to use, reproduce, modify, and distribute any intangible property which would be included among the Jackson Subject Intangible Property, the Jackson Licensed Intangible Property, or the Jackson Trade Secrets but for the fact that such intangible property is not used exclusively in the operation of the Jackson Mill;

                  (f) A non-exclusive, royalty-free right and license or sublicense, as the case may be, to use any trademark (other than the Birmingham Steel servicemark and tradename, and the Birmingham Steel Corporation "logo," which is the subject of a separate royalty-free trademark license of even date herewith), servicemark, tradename, and the like, and goodwill related thereto, which would be included among the Jackson Subject Intangible Property, the Jackson Licensed Intangible Property, or the Jackson Trade Secrets but for the fact that such trademark, servicemark, or tradename is not used exclusively in the operation of the Jackson Mill;

                  (g) All lists of present customers of Jackson Mill products which will be manufactured by the Company, distributors and suppliers associated with the Jackson Mill, including credit and order histories and identification of principal contacts, with telephone numbers and addresses;

                  (h) All of BSC's rights, claims, credits, causes of action, or right of setoff against third parties relating to the Jackson Equipment, including, without limitation, unliquidated rights under manufacturers' and vendors' warranties or any guarantees and indemnity agreements now in effect with respect to any Jackson Equipment, but excluding all amounts representing reimbursements for items previously paid by BSC ("Jackson Claims");

                  (i) BSC's rights under the leases of equipment, machinery, vehicles and other tangible personal property used at the Jackson Mill and listed on Schedule 1.3(i) hereto (the "Jackson Equipment Leases");

                  (j) BSC's rights under the service and supply contracts related to the Jackson Mill and listed on Schedule 1.3(j) hereto (the "Jackson Service and Supply Contracts");

                  (k) BSC's rights under those contracts and agreements and leases being assumed by the Company pursuant to Section 1.6(a)(i), (ii), (iii) and (iv) of this Agreement;

                  (l) All transferable Permits relating to the construction, use, operation, or enjoyment of the Jackson Assets, including without limitation the transferable Permits described on Schedule 1.3(l) hereto and the transferable Environmental Permits as described in Section 4.17 of the BSC Disclosure Schedule;

                  (m) All transferable bonds or deposits made by BSC or its predecessors in title (or its agents) with any governmental agency or authority or with any utility company or third party relating to the construction, use, operation, or enjoyment of the Jackson Assets, all as described on Schedule 1.3(m) hereto;

                  (n) All prepaid rentals and other prepaid expenses arising from payments made by BSC in the ordinary and usual course of the operation of the Jackson Mill prior to the close of business on the Closing Date for goods or services; and

                  (o) Originals or copies (at BSC's sole discretion) of all books, records, files, and papers, whether in hard copy or computer format, in BSC's possession and currently used in the operation of the Jackson Mill, including without limitation, engineering information, drawings, plans or schematics, manuals and data, sales and advertising materials, sales and purchase correspondence, lists of present suppliers and, with respect to information relating to Tax, all information that is necessary for the preparation of any Tax returns to be filed by the Company after the Closing or the determination of the ad valorem tax value or tax basis of the Jackson Assets (collectively, "Jackson Files and Records" and together with the Cartersville Files and Records, the "Files and Records").

         1.4 Additional BSC Contributions. In addition to the assets referred to in Section 1.3 hereof, BSC shall at the Closing contribute to the Company $43,300,000 in cash or immediately available funds.

         1.5 Excluded Assets. The Company expressly understands and agrees that there shall be excluded from the Assets the following assets and properties of the Contributing Parties:

                  (a)      With respect to BSC and the Jackson Mill:

                           (i) all "Purchased Assets" as defined in the BSC Inventory Agreement contemplated by Section 2.1(a) of this Agreement;

                           (ii) any asset located at any BSC facility other than the Jackson Mill;

                           (iii) the scrap processing facilities and assets of the Klean Metals scrap venture operated adjacent to the Jackson Mill, including the real property related thereto;

                           (iv)     records, files and similar data not
         described in Section 1.3(m) hereto;

                           (v) any right, title, or interest in or to the service mark and trade name "Birmingham Steel" or the Birmingham Steel Corporation "logo," or any derivative or form thereof, other than as granted in the royalty-free trademark license described in Section 1.3(f) of this Agreement;

                           (vi) any of the intangible property which is the subject of the licenses granted pursuant to Section 1.3(e) and 1.3(f) hereto;

                           (vii) insurance policies and proceeds from such policies, other than insurance proceeds that relate to the damage or loss of any Jackson Asset, which proceeds shall be included as Jackson Assets to the extent that such damage or loss has not been repaired prior to the Closing;

                           (viii) BSC's reinforced bar ("rebar") business, to the extent conducted at the Jackson Mill; and

                          (ix)the other assets listed on Schedule 1.5(a) hereto.

                  (b)      With respect to Atlantic and the Cartersville Mill:

                           (i) all "Purchased Assets" as defined in the Atlantic Inventory Agreement contemplated by Section 2.2(a) of this Agreement;

                           (ii) any asset located in Atlanta or at any other Atlantic facility other than Cartersville, except as described on
         Schedule 1.2 hereto;

                           (iii) the steel slag processing area operated by International Mill Services and located adjacent to the Cartersville Mill, including the real property and assets described on Schedule 1.5(b) hereto;

                           (iv) the scrap management system used in connection with the Cartersville Mill;

                           (v) any stock or other interest held by Atlantic in its subsidiaries, including without limitation, any shares of capital stock of Amercord, Inc.;

                           (vi) the building and other assets related to the employee credit union operated at the Cartersville Mill to the extent such building or assets are not owned by Atlantic;

                           (vii)    records, files and similar data not
         described on Schedule 1.1(n) hereto;

                           (viii) any rights to the service mark and trade name "Atlantic Steel," "IVACO" or "Sivaco," or any derivative or form thereof, including without limitation any related logos;

                           (ix) any of the intangible property which is the subject of the licenses granted pursuant to Section 1.1(e) and 1.1(f) hereto;

                           (x) insurance policies and proceeds from such policies, including without limitation insurance proceeds relating to the So-Green and various business interruption claims made or which may be made by Atlantic, other than insurance proceeds that relate to the damage or loss of any Cartersville Asset, which proceeds shall be included as Cartersville Assets to the extent that such damage or loss has not been repaired prior to the Closing; and

                           (xi) the other assets listed on Schedule 1.5(b) hereto.

                  (c)     With respect to each Contributing Party and the Mills:

                           (i) accounts receivable existing as of the close of business on the Closing Date (which shall include rights to receive payment for goods shipped on or prior to the Closing);

                           (ii) cash, certificates of deposit, bank or savings and loan accounts, U.S. government securities, other marketable securities and any other financial investments;

                           (iii) any right to receive general and/or administrative services following the Closing from personnel at a Contributing Party's headquarters or from any affiliates of a Contributing Party;

                           (iv) employee and intercompany receivables existing as of the close of business on the day immediately prior to the Closing;

                           (v) any property which is not transferable pursuant to an agreement or law but only to the extent that Section 1.9 is applicable to such property; and

                           (vi) claims, deposits, prepayments, refunds, rebates, causes of action, choses in action, rights of recovery and rights of set off (other than those described in Section 1.1(h), 1.1(l), 1.1(m), 1.3(h), 1.3(m) or 1.3(n) of this Agreement), including, without limitation, any such item relating to the payment of Taxes.

         1.6 Assumed Liabilities. The Company hereby agrees to assume at the Closing the obligation to pay, perform and discharge the following (collectively, the "Assumed Liabilities"):

                  (a)  With  respect  to  BSC,  those  contractual   obligations
existing on the date of the Closing under the following ("BSC Liabilities Assumed"):

                           (i) scrap metal purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Jackson Mill, to the extent such contracts do not provide for delivery of any scrap after 30 days from the Closing Date;

                           (ii) all other raw material purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Jackson Mill, which are either (A) in existence on the date of the execution of this Agreement as identified by BSC on Schedule 1.6(a)(ii) hereto, which schedule shall be delivered to the Company within seven days following the execution of this Agreement or (B) placed by BSC following the date of the execution of this Agreement, provided that BSC shall provide the Company with weekly updates of Schedule 1.6(a)(ii) reflecting such additional purchase orders;

                           (iii) all customer purchase orders relating exclusively to the Jackson Mill (excluding those relating to rebar) which were accepted in the ordinary course of business in a manner consistent with prior practice under which obligations exist to supply goods to customers following the Closing Date as identified by BSC on
         Schedule 1.6(a)(iii) hereto, which schedule shall be delivered to the Company at the Closing identifying all such customer purchase orders as of the date seven days prior to the Closing, and which schedule shall be updated by BSC within seven days after the Closing to identify all such customer purchase orders accepted by BSC between the date seven days prior to the Closing and the date of the Closing;

                           (iv) all other supply purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Jackson Mill and do not exceed 60 days usage for the Jackson Mill as operated in the normal course of business prior to the Closing, as identified by BSC on Schedule 1.6(a)(iv) hereto, which schedule (containing information as of the date of the execution of this Agreement) shall be delivered to the Company within seven days following the execution of this Agreement and updated weekly thereafter reflecting any additional supply purchase orders;

                           (v) the Jackson Equipment Leases which are listed on Schedule 1.3(i) hereto; and

                           (vi) the Jackson Service and Supply Contracts which are listed on Schedule 1.3(j) hereto.

                  (b) With respect to Atlantic, those contractual obligations existing on the Closing Date under the following ("Atlantic Liabilities Assumed"):

                           (i) scrap metal purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Cartersville Mill, to the extent such contracts do not provide for delivery of any scrap after 30 days from the Closing Date;

                           (ii) all other raw material purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Cartersville Mill, which are either (A) in existence on the date of the execution of this Agreement as identified by Atlantic on Schedule 1.6(b)(ii) hereto, which schedule shall be delivered to the Company within seven days following the execution of this Agreement or (B) placed by Atlantic following the date of the execution of this Agreement, provided that Atlantic shall provide the Company with weekly updates of Schedule 1.6(b)(ii) reflecting such additional purchase orders;

                           (iii) all customer purchase orders relating exclusively to either to the 13" Mill or the Cartersville Mill which were accepted in the ordinary course of business in a manner consistent with prior practice under which obligations exist to supply goods to customers following the Closing Date as identified by Atlantic on
         Schedule 1.6(b)(iii) hereto, which schedule shall be delivered to the Company at the Closing identifying all such customer purchase orders as of the date seven days prior to the Closing, and which schedule shall be updated by Atlantic within seven days after the Closing to identify all such customer purchase orders accepted by Atlantic between the date seven days prior to the Closing and the date of the Closing;

                           (iv) all other supply purchase orders placed in the ordinary course of business in a manner consistent with prior practice, and which relate exclusively to the Cartersville Mill and do not exceed 60 days usage for the Cartersville Mill as operated in the normal course of business prior to the Closing, as identified by Atlantic on
         Schedule 1.6(b)(iv) hereto, which schedule (containing information as of the date of the execution of this Agreement) shall be delivered to the Company within seven days following the execution of this Agreement and updated weekly thereafter reflecting any additional supply purchase orders;

                           (v) the Cartersville Service and Supply Contracts which are listed on Schedule 1.1(i) hereto;

                           (vi) those licenses for Cartersville Licensed Intangible Property listed on Schedule 1.1(c) hereto, to the extent actually transferred to the Company;

                           (vii) any Cartersville Financing Leases (as defined in Section 1.10) which are not prepaid prior to the Closing Date and with respect to which Atlantic has deposited funds pursuant to Section 1.10; and

                           (viii) $15,000,000 of accounts payable of Atlantic described in Section 1.2 of the Atlantic Inventory Agreement which shall be identified in a list delivered to the Company at the Closing. Atlantic shall provide a preliminary list of such accounts payable to the Company ten (10) days prior to the anticipated Closing Date, which preliminary list shall be for informational purposes only.

         1.7 Retained Liabilities. Notwithstanding any provision of this Agreement or any conveyance instrument executed pursuant hereto to the contrary, Atlantic, IVACO and BSC understand and acknowledge that the Company is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Atlantic or BSC (or any predecessor owner of all or part of the Cartersville Assets or the Jackson Assets), whether accrued, contingent, known or unknown, and whether or not reflected on the books and records of Atlantic or BSC on the date of this Agreement, and that all such other liabilities and obligations shall be retained by and remain liabilities of the applicable Contributing Party (all of such liabilities and obligations not being assumed hereinafter referred to as the "Atlantic Retained Liabilities" or the "BSC Retained Liabilities," as the case may be). Notwithstanding anything to the contrary in this Agreement, Atlantic and BSC understand and acknowledge that the Atlantic Retained Liabilities and the BSC Retained Liabilities, as the case may be, shall include, without limitation:

                  (a) Any and all  Environmental  Costs (as  defined  in Section
3.18 of this Agreement) arising out of, relating to or resulting from any failure to comply with Environmental Laws (as defined in Section 3.18 of this Agreement), regardless of whether any governmental authority has issued any notice of violation or otherwise commenced any enforcement action with respect thereto, (i) arising from any Excluded Assets of Atlantic or BSC, as the case may be, including without limitation any Environmental Costs arising from any leachate, runoff or migration of any Hazardous Substance from any such Excluded Assets at any time, (ii) relating to or arising out of the disposal at any on-site or off-site facility or location of Hazardous Substances by a Contributing Party at any time prior to the date of the Closing, (iii) arising from any Discovered Environmental Condition (as defined in Section 8.5(d)(i) herein), (iv) arising from any PCBs which are present at either Mill on or prior to the date of the Closing (including, without limitation, PCBs contained in any transformer located at either Mill on the date of Closing even though such transformer is used by the Company until it can be replaced), (v) arising from any failure to comply with any Environmental Law at any time on or prior to the date of the Closing or (vi) relating to or arising out of any Environmental Matter (as defined in Section 3.18 of this Agreement) with respect to any condition, circumstances, activities, practices, incidents, or actions which existed or occurred on or prior to the date of the Closing on the Cartersville Real Property, the Jackson Real Property or in connection with the operations of the Mills;

                  (b) Any liability for Tax (as defined below) which is incurred in or attributable to a time prior to the Closing. For purposes of this Agreement, "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, real estate, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever incurred as a result of the operation of the Mills, together with any interest or any penalty, addition to tax, or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and (ii) liability for the payment of any amounts of the type described in (i) as a result of any express obligations to indemnify any other Person. In the case of any Taxes that are imposed, assessed, or asserted on a periodic basis and are payable for a period that includes (but does not end on) the Closing, a portion of such Tax shall be allocated to the Company equal to the amount obtained by multiplying the total amount of such Tax by a fraction, the numerator of which is the number of days in the period following the Closing, or, in the case of an income based tax, the Company's income (as defined for purposes of the relevant Tax) for the portion of the period following the Closing, as the case may be, and the denominator of which is the total number of days in the period, or the total income (as so defined) for the entire period, as the case may be, and the provisions of this paragraph shall apply only to the extent such Tax is not so allocated to the Company;

                  (c) Except as otherwise provided in Section 6.10 or 6.11 of this Agreement, any liabilities or obligations relating to employment matters, employee benefits or compensation, including, without limitation:

                           (i)      Any labor agreement with any collective
bargaining representative;

                           (ii)     Any "employee welfare benefit plan" or
"employee pension benefit plan" as defined in Section 3(1) or 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                           (iii)    Any retirement or deferred compensation
plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program, or any other material fringe benefit arrangements for any employee; or

                           (iv)     Any understanding or other arrangement,
whether written or oral, with regard to the employment of any person; and

                  (d) Any liabilities or obligations relating to BSC's rebar business conducted at the Jackson Mill.

         1.8 Effect of Contributions. On the Closing Date, in exchange for the contributions set forth in this Article I, (a) BSC, or such affiliate of BSC as is designated by BSC pursuant to this Agreement, shall receive an 85% interest in the Company and Atlantic, or such affiliate of IVACO as is designated by Atlantic pursuant to this Agreement, shall receive a 15% interest in the Company, on the terms and conditions set forth in the LLC Agreement, (b) the Company shall make the cash payment to Atlantic described in Section 2.3 of this Agreement, and (c) the Company shall assume the Assumed Liabilities.

         1.9 Equitable Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, contract, purchase order or other agreement if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or default thereof, cause or permit the acceleration or termination thereof, or in any way materially and adversely affect the rights of any Contributing Party thereunder. If a Contributing Party shall be unable to obtain a consent necessary for the assignment of its title to, interest in or rights under any lease, contract, purchase order or other agreement to be assigned hereunder, then such Contributing Party and the Company shall cooperate in any reasonable arrangement designed to (i) provide the Company with the benefits, risks and burdens of any such lease, contract, purchase order or other agreement, including without limitation, (A) compliance by such Contributing Party on the Company's behalf and at the Company's expense with any such lease, contract, purchase order or other agreement and (B) enforcement for the benefit of the Company of any and all rights of such Contributing Party against a third party thereto arising out of the breach or cancellation by such third party or otherwise, or (ii) enable such Contributing Party to meet its obligations, if any, under any such lease, contract, purchase order or other agreement, or to limit, to the greatest extent reasonably possible, any liability of such Contributing Party arising from its failure to perform any obligation thereunder.

         1.10 Financing Leases. Atlantic will use its reasonable efforts to exercise any prepayment options under the leases of machinery and equipment listed on Schedule 1.10 hereto (the "Cartersville Financing Leases") on or prior to the Closing Date and to deliver title to the equipment and machinery currently leased thereunder to the Company free and clear of all Encumbrances. With respect to any Cartersville Financing Lease which Atlantic is unable to prepay on or prior to the Closing Date or which does not provide for prepayment by Atlantic, Atlantic shall pay to the Company on the Closing Date an amount of cash equal to the cost of any prepayment options not exercised prior to the Closing Date or, in the case of any Cartersville Financing Lease which does not permit prepayment, the amount of any future rental payments and purchase option cost remaining under such lease, discounted to present value using an interest rate of 6%. The Company shall assume on the Closing Date any Cartersville Financing Leases which are not prepaid on the Closing Date and as to which Atlantic has made payment to the Company in accordance with this Section 1.10. Upon written notice provided by Atlantic to the Company at least two business days prior to the Closing Date, the Company shall pay at Closing a portion of the cash amount to be paid to Atlantic pursuant to Section 2.3(a) to the lessors under the Cartersville Financing Leases as set forth in such notice. Atlantic shall cause all Encumbrances set forth in any Cartersville Financing Lease which is prepaid at the Closing to be removed on the Closing Date; provided, however, any such Encumbrances may be removed within a commercially reasonable time after the Closing if Atlantic shall have provided to the Company at the Closing correspondence from such lessor indicating the amount required to discharge such Encumbrance and confirming such lessor's willingness to release such Encumbrance upon payment of such amount.

         1.11 Prorations. To the extent practicable, ad valorem taxes, real property taxes, personal property taxes and other assessments, water, sewage and other utility charges, and all prepaid rentals and other prepaid expenses with respect to the Cartersville Assets and the Jackson Assets will be prorated between Atlantic and the Company, and BSC and the Company, respectively, as of 12:01 a.m. on the day following the Closing Date. The net amount of such prorations (the "Net Proration Amount") shall be paid to the applicable party within 60 days after the Closing.

         1.12 Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the transactions contemplated hereby will be held on the later of (i) December 2, 1996 and (ii) the expiration of all applicable waiting periods under the HSR Act, at the offices of Balch & Bingham in Birmingham, Alabama (or at such other time and/or place and/or on such other date as the parties may mutually agree) (the "Closing Date").

         1.13 Sums Received in Respect of Assets After the Closing. Each of the Contributing Parties shall pay over to the Company, promptly after receipt thereof, any amounts received by such Contributing Party which relate to any of the Assumed Liabilities, or accounts receivable of or relating to the Mills which are created subsequent to the Closing Date; and the Company shall pay to either Contributing Party, as appropriate, all amounts it receives in respect of accounts receivable of or relating to the Mills which were created prior to the Closing Date.

                                   ARTICLE II

                              RELATED TRANSACTIONS

         2.1 Agreements with BSC. At the Closing, BSC and the Company shall enter into the following agreements (the "BSC Agreements"):

                  (a) an Inventory Purchase Agreement in substantially similar form as attached hereto as Exhibit B (the "BSC Inventory Agreement");and

                  (b) an Administrative Services Agreement in substantially similar form as attached hereto as Exhibit C (the "Administrative Services Agreement").

         2.2 Agreements with Atlantic. At the Closing, Atlantic and the Company (and with respect to the documents described in paragraphs (a), (b) and (c) below, BSC and IVACO) shall enter into the following agreements (the "Atlantic Agreements"):

                  (a) an Inventory Purchase Agreement in substantially similar form as attached hereto as Exhibit D (the "Atlantic Inventory Agreement");

                  (b) a Billet Supply Agreement in substantially similar form as attached hereto as Exhibit E (the "Billet Supply Agreement").

                  (c) a Tolling Agreement in substantially similar form as attached hereto as Exhibit F; and

                  (d) a Real Estate Option Agreement in substantially similar form as attached hereto as Exhibit G (the "Real Estate Option Agreement").

         2.3      Distributions to Members.  At the Closing, the Company shall:

                  (a) provide to Atlantic, or to an affiliate of IVACO as designated by Atlantic, a 15% interest in the Company and pay to Atlantic the sum of $43,300,000, in cash or immediately available funds, by wire transfer to an account of Atlantic's designation;

                  (b) provide to BSC, or an affiliate of BSC as designated by BSC, an 85% interest in the Company; and

                  (c) within 60 days of the Closing, pay to Atlantic and BSC, as appropriate, an amount of cash equal to the amount of transferable bonds and deposits being acquired by the Company hereunder as set forth on Schedule 1.1(n) or 1.3(m), plus or minus, as applicable, the Net Proration Amount; provided, however, no payments shall be made to Atlantic hereunder until all of the hourly employees of Atlantic shall have vacated the site of the Cartersville Mill. The Company will, for a period of two weeks following the Closing, permit hourly employees of Atlantic reasonable access to the Cartersville Mill during normal business hours to remove such hourly employees' personal property, pursuant to the terms of this Agreement. Atlantic shall provide supervisory personnel during such period to accompany hourly employees to the site of their personal property and back. The Company shall have security personnel accompany such Atlantic supervisory personnel and former hourly employees. After a period of two weeks from the Closing, any remaining personal property of such hourly employees of Atlantic will be removed by Atlantic from the Cartersville Mill at Atlantic's cost. In the event that there is personal property of Atlantic hourly employees located at the site of the Cartersville Mill at Closing, such circumstance shall not mean that such hourly employees have not vacated the site of the Cartersville Mill for purposes of payment to Atlantic pursuant to Section 2.3.


                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND IVACO

         Except as set forth in the disclosure schedule delivered by Atlantic in connection with this Agreement (the "Atlantic Disclosure Schedule") or specifically permitted by this Agreement, each of Atlantic and IVACO hereby represents and warrants as follows:

         3.1      Organization and Qualification.

                  (a) Each of Atlantic and IVACO is a corporation which is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                  (b) Each of Atlantic and IVACO is licensed or qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business, except where the failure to be so licensed or qualified would not have a Cartersville Material Adverse Effect. As used herein, "Cartersville Material Adverse Effect" means a material adverse effect on the operations, assets, liabilities or value of the Cartersville Mill (other than any material adverse effect resulting from events or circumstances affecting any segment of the steel industry generally).

         3.2 Authority. Each of Atlantic and IVACO has the corporate power and authority to execute and deliver this Agreement and the Atlantic Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Atlantic and IVACO of this Agreement and the Atlantic Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of each of Atlantic and IVACO, no other corporate proceedings on the part of Atlantic or IVACO or any other person or entity, whether pursuant to the Certificate of Incorporation or Bylaws of Atlantic or IVACO or by law or otherwise, are necessary to authorize Atlantic or IVACO to enter into this Agreement and the Atlantic Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby; and this Agreement is the legal, valid, and binding obligation of each of Atlantic and IVACO.

         3.3 Governmental Authorization. The execution, delivery and performance by each of Atlantic and IVACO of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not require any consent, approval or action by, or any declaration, filing, notice or registration with or to, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority"), other than as required by the HSR Act and except where the failure to obtain any consent or approval, to take any action, to give notice or to make any declaration, filing or registration would not have a Cartersville Material Adverse Effect.

         3.4 Non-Contravention. Assuming compliance with the matters referred to in Section 3.3 of this Agreement, the execution and delivery and performance by each of Atlantic and IVACO of this Agreement, and the consummation of the transactions contemplated by this Agreement, does not and will not (a) contravene or conflict with the Certificate of Incorporation and/or Charter or Bylaws of Atlantic or IVACO, (b) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to Atlantic or IVACO; (c) conflict with, result in a breach of, constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party a right to accelerate, terminate, modify, or cancel, any contract, note, bond, mortgage, indenture, license, lease agreement or other instrument or obligation to be assumed by the Company pursuant to Section 1.6(b) of this Agreement or by which any of the Cartersville Assets may be bound; or (d) result in the creation of any security interest or lien upon any of the Cartersville Assets which, in the case of (b), (c) and (d) above, would have a Cartersville Material Adverse Effect.

         3.5 Real Property. Schedule 1.1(a) hereto describes all real property located in Bartow County, Georgia used in the operation of the Cartersville Mill, excepting Excluded Assets.
Excepting any Permitted Encumbrance:

                  (a) Atlantic has title in fee simple in all Cartersville Real Property listed on Schedule 1.1(a) hereto, free and clear of any Encumbrance;

                  (b) Atlantic has not received written or, to its Knowledge (as defined herein), oral notice of any violation of any building code, zoning or other ordinance relating to the operation of the Cartersville Real Property, which remains uncured and which could reasonably be expected to have a Cartersville Material Adverse Effect;

                  (c) Atlantic has not received written or, to its Knowledge, oral notice of any proposed rezoning, condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending with respect to the Cartersville Real Property, and Atlantic does not have Knowledge that any of the foregoing proceedings will be instituted;

                  (d) Atlantic has not received written or, to its Knowledge, oral notice of any reassessments or special assessments or penalties or interest with respect to real estate taxes applicable to any Cartersville Real Property which could reasonably be expected to have a Cartersville Material Adverse Effect; and

                  (e) The utilities, including water, sewer, gas, electric, telephone, drainage and other utilities used by Atlantic in the operation of the Cartersville Mill are adequate for the operation of the Cartersville Mill as presently operated. Atlantic is not presently experiencing any restriction in access to and from any public roads or to any such utilities, and to the Knowledge of Atlantic, there is no pending governmental action which would prohibit or interfere with such access, and no fact or condition exists which, with the mere running of time, the giving of notice, or both, would result in the termination, reduction or impairment of the furnishing of service to the Cartersville Real Property of water, sewer, gas, electric, telephone, drainage and other such utility services, other than periodic curtailments of electric power and natural gas pursuant to agreements with third party providers thereof, which could reasonably be expected to have a Cartersville Material Adverse Effect.

         3.6      Equipment.

                  (a) The items of tangible personal property listed on Schedule 1.1(b) hereto, the items of personal property subject to the Cartersville Financing Leases identified on Schedule 1.10 hereto and the items of personal property leased under any equipment leases identified on Schedule 3.15 hereto are included within the Cartersville Equipment (it being understood that such schedules are not a complete list of the Cartersville Equipment). Except for Permitted Encumbrances, Atlantic has good and marketable title to all Cartersville Equipment, free and clear of any defect or encumbrance.

                  (b) Schedule 3.15 hereto includes a true and complete list of each lease of equipment, machinery, vehicles and other tangible property used at the Cartersville Mill; provided, however, Atlantic shall not be deemed to have breached this representation unless the future rental payments with respect to omitted leases exceed $25,000. Each such lease listed on Schedule 3.15 hereto is valid and binding on Atlantic and, to its Knowledge, all other parties thereto. Atlantic is current with respect to all payments due under such leases, and Atlantic has complied in all material respect with its obligations under such leases.

         3.7      Intangible Property.

                  (a) The  Cartersville  Subject  Intangible  Property listed on
Schedule 1.1(c) hereto and the intangible property licensed to the Company pursuant to Section 1.1(e) hereof includes all such property owned by Atlantic and used in the operation of the Cartersville Mill (other than such property constituting Excluded Assets), and the Cartersville Licensed Intangible Property listed on such Schedule and the intangible property sublicensed to the Company pursuant to Section 1.1(e) hereof includes all such property licensed to Atlantic and used in the operation of the Cartersville Mill (other than such property constituting Excluded Assets);

                  (b) To the Knowledge of Atlantic, none of such property is licensed to, or otherwise subject to any agreement relating to its use with, any third parties in connection with any business which currently competes with the Cartersville Mill;

                  (c) To the Knowledge of Atlantic, Atlantic has the sole and exclusive right to use the Cartersville Subject Intangible Property, and the consummation of the transactions contemplated by this Agreement and the Atlantic Agreements will not alter or impair any such rights and will result in the Company having the sole and exclusive right to use the Cartersville Subject Intangible Property;

                  (d) To the Knowledge of Atlantic, the consummation of the transactions contemplated by this Agreement, and the Atlantic Agreements will not alter or impair any rights to use the Cartersville Licensed Intangible Property and will result in the Company having the right to use the Cartersville Licensed Intangible Property to the same extent it is currently used in the Cartersville Mill;

                  (e) No claims have been asserted in writing or, to the Knowledge of Atlantic, threatened by any person or entity for the use of any of the Cartersville Subject Intangible Property or challenging or questioning the validity or effectiveness of any license or agreement to use the Cartersville Licensed Intangible Property; and

                  (f) To the Knowledge of Atlantic, the use of any of the Cartersville Subject Intangible Property or Cartersville Licensed Intangible Property by Atlantic does not infringe on the rights of any person or entity.

         3.8 Permits; No Breach. Section 3.8 of the Atlantic Disclosure Schedule lists all Permits which are reasonably necessary to the ordinary operation of the Cartersville Mill on the date of the execution of this Agreement. Atlantic has maintained all such Permits in good standing, and, to the Knowledge of Atlantic, there does not exist any circumstance or fact other than the consummation of the transactions contemplated by this Agreement which would subject such permits to suspension or revocation which would have a Cartersville Material Adverse Effect.

         3.9 Customers, Distributors, and Suppliers. Atlantic has previously permitted Robert Garvey and two employees of BSC to review its records related to its largest customers and suppliers pursuant to confidentiality agreements among BSC, IVACO and Atlantic. The records provided to the representatives of BSC are accurate and complete in all material respects, and from January 1, 1996 to the date of this Agreement, there has not been any change in the totality of the business relationships of Atlantic with its customers or distributors which, in the aggregate, could have a Cartersville Material Adverse Effect, after giving effect to the impact of new customers obtained during such period. The total tonnage of products produced and shipped by the 12" Mill and the 13" Mill during the first six calendar months of 1995 and 1996, respectively, is set forth on Schedule 3.9 hereto.

         3.10     Assets Necessary to Cartersville Mill.

                  (a) The Cartersville Assets constitute all properties and assets reasonably necessary to permit the Company to continue to operate the Cartersville Mill substantially as operated as of the date hereof, other than Excluded Assets.

                  (b) Except for Excluded Assets and any property leased pursuant to any Cartersville Equipment Lease or Cartersville Financing Lease or which is owned by any third party to a Cartersville Service and Supply Contract or any real or personal property subject to any other Permitted Encumbrance, there is no real or personal property located at the site of the Cartersville Mill to which Atlantic does not possess good and marketable title and which is not being conveyed by Atlantic to the Company hereby. To the extent any Excluded Assets other than "Inventory" as defined in the Atlantic Inventory Agreement and any Excluded Assets owned by third parties are located at the site of the Cartersville Mill, Atlantic shall cause the removal of such property in accordance with Section 6.17 hereof.

         3.11 Absence of Certain Changes or Events. Since May 3, 1996, Atlantic has operated the Cartersville Mill in the ordinary course of business consistent with past practice, and Atlantic has not (with respect to the Cartersville
Mill):

                  (a) Sold, conveyed, or otherwise disposed of any of the Cartersville Assets, except in the ordinary course of business and consistent with past practice;

                  (b) Permitted or allowed any of the Cartersville Assets to be subjected to any Encumbrances or other liabilities and obligations, except Permitted Encumbrances and any Encumbrances which Atlantic has bonded off on or prior to the Closing Date.

                  (c) Disposed of any Cartersville Subject Intangible Property or permitted to lapse any license, permit, or other form of authorization to use any Cartersville Licensed Intangible Property which would have a Cartersville Material Adverse Effect;

                  (d) Terminated or suffered a termination of (excluding a termination in accordance with its terms) or amended, any Permit, including without limitation any Permit or Environmental Permit to be transferred to the Company pursuant to this Agreement, to the extent such termination or amendment would materially adversely affect the Company's ability to obtain such Permits by transfer or otherwise;

                  (e) Canceled or waived any Cartersville Claims, except in the ordinary course of business and consistent with past practice and except for any cancellation or waiver which would not have a Cartersville Material Adverse Effect;

                  (f) To the date of the execution of this Agreement, suffered any Cartersville Material Adverse Effect or any event or condition of any character which could be reasonably expected to have a Cartersville Material Adverse Effect which has not been remedied or cured prior to the date hereof;

                  (g) Except for Atlantic Retained Liabilities, incurred any obligations or liabilities (absolute, accrued, contingent, or otherwise) or entered into any transactions, other than in the ordinary course of business, including any agreement to purchase operating or maintenance supplies in any manner inconsistent with past practices; or

                  (h) Agreed, whether in writing or otherwise, or made any arrangement, whether or not legally binding, to take any of the foregoing actions.

         3.12     Certain Tax Matters.

                  (a) Atlantic has made available to the Company true and complete copies of the portions of all foreign, federal, state and local tax returns relating to the Cartersville Mill, including portions of the consolidated returns of Atlantic (the "Cartersville Tax Returns"), and all written communications relating to any such portions or to any deficiency or claim proposed and/or asserted with respect to the Cartersville Tax Returns, irrespective of the outcome of such matter, but only to the extent such items relate to tax years with respect to which the statute of limitations has not expired.

                  (b) All Cartersville Tax Returns required to be filed have been filed in a timely manner (taking into account all extensions of due dates). None of the Cartersville Tax Returns have been audited and/or examined by any governmental agency within the past five years; and there is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of Atlantic, threatened in writing against or with respect to any Cartersville Tax Return.

                  (c) All taxes shown as due and payable on the Cartersville Tax Returns have been duly paid, except where the failure to so pay, individually or in the aggregate, would not have a Cartersville Material Adverse Effect. There are no liens for Taxes (other than for current taxes not yet due and payable) upon the Cartersville Assets.

         3.13 Product Warranties. There are no express warranties applicable to products sold by Atlantic in the operation of the Cartersville Mill. Section
3.13 of the Atlantic Disclosure Schedule provides a summary of all currently pending written warranty claims through June 30, 1996 which, individually, exceed $5,000; provided, however, that neither Atlantic nor IVACO shall be deemed to have breached this representation by failing to disclose such claims to the extent such claims in the aggregate do not exceed $60,000.

         3.14 Compliance with Law and Other Regulations. With respect to the operation of the Cartersville Mill:

                  (a) To the Knowledge of Atlantic, Atlantic is not in violation of any applicable provisions of law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, other than Environmental Laws (a "Law"), which violation, individually or in the aggregate, could reasonably be expected to have a Cartersville Material Adverse Effect;

                  (b) Atlantic is not currently subject to any fine, penalty, liability or disability as the result of a failure to comply with any Law which could reasonably be expected to have a Cartersville Material Adverse Effect, nor, since December 31, 1995 has Atlantic received any written or, to its Knowledge, oral notice of such noncompliance; and

                  (c) To the Knowledge of Atlantic, neither Atlantic, IVACO nor any of their respective officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of Atlantic or IVACO) have paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the Cartersville Mill (including, without limitation, any offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purpose of influencing any act, decision or omission in order to assist Atlantic in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value would be offered, given or promised to any such official or party for such purpose). The business of Atlantic is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         3.15 Material Contracts. Except for the contracts and agreements described in Section 1.6(b)(i), (ii) or (iii) of this Agreement, Section 3.15 of the Atlantic Disclosure Schedule lists every material contract, agreement, or other commitment, written or oral, to which Atlantic (with respect to the Cartersville Mill) is a party or has succeeded to a party by assumption or assignment or in which it has a beneficial interest (excluding documents listed in any other Schedule hereto). Any contract, agreement, or other commitment, shall, for the purposes of this Agreement, be deemed material if (a) it involves a financial obligation of or benefit to Atlantic in excess of $25,000 per year,
(b) it is not made in the ordinary course of business, or (c) it constitutes a management contract, employment contract or any agreement with any labor organization; provided, however, that neither Atlantic nor IVACO shall be deemed to have breached this representation by failing to disclose such contracts except to the extent defects in such disclosure exceed $100,000 per year in the aggregate. Each such agreement described in Section 1.6(b)(i), (ii) or (iii) of this Agreement or Section 3.15 of the Atlantic Disclosure Schedule is a legal, valid and binding obligation of, and is legally enforceable against Atlantic and, to its Knowledge, all other parties thereto. With respect to any contracts being assumed by the Company pursuant to Section 1.6(b) hereof, to the Knowledge of Atlantic, no such contract is subject to any threatened cancellation or outstanding dispute, and there does not exist any default or event which (whether with or without notice, the lapse of time or the happening or occurrence of any other event) could become a material breach by Atlantic, and, to the Knowledge of Atlantic, there is no basis for any valid claim of a material breach by Atlantic in any respect, under any such contract.

         3.16     Insurance.

                  (a) Section 3.16 of the Atlantic Disclosure Schedule lists all policies of fire, hazard, casualty, liability, worker's compensation and other forms of insurance of any kind owned or held by Atlantic in connection with the Cartersville Mill.

                  (b) As of the date of the execution of this Agreement, with respect to any tangible Cartersville Asset, there are no pending claims by Atlantic under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, the denial of which would have a Cartersville Material Adverse Effect.

                  (c) All premiums due and payable under all such policies have been paid, and Atlantic has otherwise complied with the material terms and conditions of all such policies and all such policies remain in full force and effect as of the date hereof.

                  (d) Atlantic does not have Knowledge of any threatened termination of any of such policies and has not received written or, to its Knowledge, oral notice of any premium increase with respect to any of such policies since January 1, 1996 through the date of the execution of this Agreement.

         3.17 Litigation.  With respect to the  Cartersville  Mill, there are no
(a) injunctions, orders, or decrees of any court or administrative agency to which Atlantic is subject, or (b) claims, actions, suits or other litigation or proceedings or governmental investigations pending against Atlantic as of the date hereof which could reasonably be expected to have a Cartersville Material Adverse Effect. To the Knowledge of Atlantic, no actions described in (a) or (b) as of the date hereof are threatened against Atlantic which could be reasonably expected to have a Cartersville Material Adverse Effect.

         3.18 Environmental Matters. Except for such of the following as individually or in the aggregate could not reasonably be expected to have a Cartersville Material Adverse Effect:

                  (a) The Cartersville Assets and the operation of the Cartersville Mill are in compliance with all applicable Environmental Laws (as defined in this Section 3.18 below) and there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of Atlantic, threatened against Atlantic pursuant to any Environmental Law;

                  (b) Atlantic (with respect to the Cartersville Mill), as of the date hereof, maintains in full force and effect all Permits which are required by any Environmental Law ("Environmental Permits") in connection with the current operations of the Cartersville Mill;

                  (c) Atlantic has taken all actions necessary under applicable requirements of any Environmental Laws to register any products or materials relating to the Cartersville Mill required to be registered thereunder;

                  (d) To the Knowledge of Atlantic, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which would result in a violation of any Environmental Laws, or which have given or may reasonably be expected to give rise to any Environmental Costs (as defined below), with respect to the operation of the Cartersville Mill, including without limitation any legal or illegal release or disposal at any on-site or off-site facility or location of Hazardous Substances at any time prior to the date of the Closing;

                  (e) There is not now on or in any of the Cartersville Real Property any leaking underground storage tanks or surface impoundments;

                  (f) Section 3.18 of the Atlantic Disclosure Schedule contains an accurate and complete list of all Environmental Permits of Atlantic relating to the Cartersville Mill in effect as of the date hereof. Atlantic is in compliance with such required Environmental Permits and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any such Environmental Permits. Section 3.18 of the Atlantic Disclosure Schedule describes all permitted radioactive sources and the location thereof. All such radioactive sources are located where they are allowed to be pursuant to such Environmental Permits;

                  (g) Section 3.18 of the Atlantic Disclosure Schedule contains an accurate and complete list of all corrective actions required by Governmental Authorities or instances of noncompliance since January 1, 1994, under all Environmental Permits relating to the Cartersville Mill; and

                  (h) The Company and BSC acknowledge that the representations and warranties contained in this Section 3.18 (and Section 1.7 of this Agreement, to the extent Section 1.7 contains any provision which could be construed to be a representation or warranty) are the only representations and warranties being made by IVACO and Atlantic herein with respect to Environmental Matters, no other representation or warranty contained in this Agreement shall apply to any Environmental Matters relating to the Cartersville Real Property and any past or present operations conducted thereon and no other representation or warranty, express or implied, is being made with respect thereto.

         For purposes of this Agreement:


         "Environmental  Costs"  means any and all actual or  potential  cleanup costs, remediation, removal, or other response costs (including without limitation operational upgrades and other capital expenditures and other costs incurred by the Company in order to come into compliance with Environmental Laws or Environmental Permits, except to the extent such operational upgrades and capital expenditures were necessitated by a significant change in operation or production on or after the date of Closing), investigation costs (including without limitation fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (which means for this purpose any actual damages, punitive damages (except to the extent attributable to the acts or omissions of the Company), or consequential damages (to the extent attributable to the willful misconduct of Atlantic or BSC, as the case may be, or to willful violations of disclosure obligations under this Agreement on the part of any individual whose knowledge is attributable to Atlantic or BSC, as the case may be, pursuant to Section 9.18 of this Agreement) under any statutory laws, common law causes of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement, in each case to the extent arising out of, relating to or resulting from any failure to comply with Environmental Laws, regardless of whether any governmental authority has issued any notice of violation or otherwise commenced any enforcement action with respect thereto; provided, however, that Environmental Costs shall be determined net of insurance proceeds actually received from insurance or third-party indemnification payments, exclusive of collection and related costs; provided further, however, that the Company shall have no obligation to file any claim for such insurance or indemnification. Notwithstanding any other provision in this Agreement, to the extent any Environmental Costs relate to, arise out of, or are incurred with respect to events or conditions caused by both (x) Atlantic or BSC, as the case may be, on or prior to the Closing Date, and (y) the Company after the Closing Date, then such Environmental Costs shall be included in the Atlantic Retained Liabilities, BSC Retained Liabilities or the Company Environmental Liabilities (as defined in Section 8.4(b) of this Agreement), as the case may be, based upon the respective equitable and proportional responsibility of Atlantic, BSC or the Company, as the case may be, for causing such events or conditions.

         "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the presence, manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

         "Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. PP9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. PP 42 U.S.C. PP11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. PP 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. PP2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. PP136 et seq., the Clean Air Act, 42 U.S.C. PP7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. PP1251 et seq., the Safe Drinking Water Act, 42 U.S.C. PP300f et seq., the Occupational Safety and Health Act, 29 U.S.C. PP 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. PP1801, et seq., the Endangered Species Act, 16 U.S.C. PP1531, et seq. and the Oil Pollution Act of 1990, 33 U.S.C. PP2701, et seq., as any of the above statutes have been amended as of the date of the Closing, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been amended as of the date of the Closing, including any common law causes of action providing any right or remedy relating to Environmental Matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters. For purposes of Section 8.4 of this Agreement only, Environmental Laws shall include all Environmental Laws as the same are amended and in effect on or after the date of the Closing.

         "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitations, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

         3.19 Finders. Neither IVACO, Atlantic, nor any affiliate of IVACO or Atlantic, has made any agreement with any persons or taken any action which would cause any person to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated hereby.

         3.20 No Warranty. Except as expressly set forth in this Article III, neither IVACO nor Atlantic makes any representations or warranties, express or implied, at law or in equity, in respect of any of the Cartersville Assets, Assumed Liabilities with respect to the Cartersville Mill or the operations of the Cartersville Mill, including, without limitation, merchantability or fitness for a particular purpose, and any such other representations and warranties are hereby expressly disclaimed. BSC and the Company each hereby acknowledge and agree that Atlantic is contributing the Cartersville Assets and the Company is assuming the Assumed Liabilities with respect to the Cartersville Mill on an "as-is, where-is" basis. Without limiting the generality of the foregoing, neither IVACO nor Atlantic makes any representation or warranty regarding any assets other than the Cartersville Assets or any other liabilities other than the Assumed Liabilities with respect to the Cartersville Mill, and none shall be implied at law or in equity.

         3.21 HSR Filing. On October 16, 1996, IVACO filed a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and has not withdrawn such filing since such date.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF BSC

         Except as set forth in the disclosure schedule delivered by BSC in connection with this Agreement (the "BSC Disclosure Schedule") or specifically permitted by this Agreement, BSC hereby represents and warrants as follows:

         4.1      Organization and Qualification.

                  (a) BSC is a corporation which is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with the corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                  (b) BSC is licensed or qualified to do business as a foreign corporation and is in good standing in the jurisdictions in which it conducts its business, except where the failure to be so licensed or qualified would not have a Jackson Material Adverse Effect. As used herein, "Jackson Material Adverse Effect" means a material adverse effect on the operations, assets, liabilities or value of the Jackson Mill (other than any material adverse effect resulting from events or circumstances affecting any segment of the steel industry generally).

         4.2 Authority. BSC has the corporate power and authority to execute and deliver this Agreement and the BSC Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by BSC of this Agreement and the BSC Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of BSC, no other corporate proceedings on the part of BSC or any other person or entity, whether pursuant to the Certificate of Incorporation or Bylaws of BSC or by law or otherwise, are necessary to authorize BSC to enter into this Agreement and the BSC Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby; and this Agreement is the legal, valid, and binding obligation of BSC.

         4.3 Governmental Authorization. The execution, delivery and performance by BSC of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not require any consent, approval or action by, or any declaration, filing, notice or registration with or to, Governmental Authority, other than as required under the HSR Act.

         4.4 Non-Contravention. Assuming compliance with the matters referred to in Section 4.3 of this Agreement, the execution and delivery and performance by BSC of this Agreement, and the consummation of the transactions contemplated by this Agreement, does not and will not (a) contravene or conflict with the Certificate of Incorporation and/or Charter or Bylaws of BSC, (b) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to BSC; (c) conflict with, result in a breach of, constitute a default or an event which, with notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party a right to accelerate, terminate, modify, or cancel, any contract, note, bond, mortgage, indenture, license, lease agreement or other instrument or obligation to be assumed by the Company pursuant to Section 1.6(a) of this Agreement or by which any of the Jackson Assets may be bound; or (d) result in the creation of any security interest or lien upon any of the Jackson Assets which, in the case of (b), (c) and (d) above, would have a Jackson Material Adverse Effect.

         4.5 Real Property. Schedule 1.3(a) hereto describes all real property located in Rankin County, Mississippi used in the operation of the Jackson Mill, excepting Excluded Assets. Excepting any Permitted Encumbrance:

                  (a) BSC has title in fee simple in all Jackson Real Property listed on Schedule 1.3(a) hereto, free and clear of any Encumbrance;

                  (b) BSC has not received written or, to its Knowledge, oral notice of any violation of any building code, zoning or other ordinance relating to the operation of the Jackson Real Property, which remains uncured and which could reasonably be expected to have a Jackson Material Adverse Effect;

                  (c) BSC has not received written or, to its Knowledge, oral notice of any proposed rezoning, condemnation, taking, eminent domain or inverse condemnation proceeding currently instituted or pending with respect to the Jackson Real Property, and BSC does not have Knowledge (as defined herein) that any of the foregoing proceedings will be instituted;

                  (d) BSC has not received written or, to its Knowledge, oral notice of any reassessments or special assessments or penalties or interest with respect to real estate taxes applicable to any Jackson Real Property which could reasonably be expected to have a Jackson Material Adverse Effect; and

                  (e) The utilities, including water, sewer, gas, electric, telephone, drainage and other utilities used by BSC in the operation of the Jackson Mill are adequate for the operation of the Jackson Mill as presently operated. BSC is not presently experiencing any restriction in access to and from any public roads or to any such utilities, and to the Knowledge of BSC, there is no pending governmental action which would prohibit or interfere with such access, and no fact or condition exists which, with the mere running of time, the giving of notice, or both, would result in the termination, reduction or impairment of the furnishing of service to the Jackson Real Property of water, sewer, gas, electric, telephone, drainage and other such utility services, other than periodic curtailments of electric power and natural gas pursuant to agreements with third party providers thereof, which could reasonably be expected to have a Jackson Material Adverse Effect.

         4.6      Equipment.

                  (a) The items of tangible personal property listed on Schedule 1.3(b) hereto are included within the Jackson Equipment (it being understood that such schedule is not a complete list of the Jackson Equipment). Except for Permitted Encumbrances, BSC has good and marketable title to all Jackson Equipment, free and clear of any defect or encumbrance.

                  (b) Schedule 1.3(i) hereto includes a true and complete list of each lease of equipment, machinery, vehicles and other tangible property used at the Jackson Mill; provided, however, BSC shall not be deemed to have breached this representation unless the future rental payments with respect to omitted leases exceed $25,000. Each Jackson Equipment Lease listed on Schedule 1.3(i) hereto is valid and binding on BSC and, to its Knowledge, all other parties thereto. BSC is current with respect to all payments due under such leases, and BSC has complied in all material respect with its obligations under such leases.

         4.7      Intangible Property.

                  (a) The Jackson Subject Intangible Property listed on Schedule 1.3(c) hereto and the intangible property licensed to the Company pursuant to
Section 1.3(e) hereof includes all such property owned by BSC and used in the operation of the Jackson Mill (other than such property constituting Excluded Assets), and the Jackson Licensed Intangible Property listed on such Schedule and the intangible property sublicensed to the Company pursuant to Section 1.3(e) hereof includes all such property licensed to BSC and used in the operation of the Jackson Mill (other than such property constituting Excluded Assets);

                  (b) To the Knowledge of BSC, none of such property is licensed to, or otherwise subject to any agreement relating to its use with, any third parties in connection with any business which currently competes with the Jackson Mill;

                  (c) To the Knowledge of BSC, BSC has the sole and exclusive right to use the Jackson Subject Intangible Property, and the consummation of the transactions contemplated by this Agreement and the BSC Agreements will not alter or impair any such rights and will result in the Company having the sole and exclusive right to use the Jackson Subject Intangible Property;

                  (d) To the Knowledge of BSC, the consummation of the transactions contemplated by this Agreement, and the BSC Agreements will not alter or impair any rights to use the Jackson Licensed Intangible Property and will result in the Company having the right to use the Jackson Licensed Intangible Property to the same extent it is currently used in the Jackson Mill;

                  (e) No claims have been asserted in writing or, to the Knowledge of BSC, threatened by any person or entity for the use of any of the Jackson Subject Intangible Property or challenging or questioning the validity or effectiveness of any license or agreement to use the Jackson Licensed Intangible Property; and

                  (f) To the Knowledge of BSC, the use of any of the Jackson Subject Intangible Property or Jackson Licensed Intangible Property by BSC does not infringe on the rights of any person or entity.

         4.8 Permits; No Breach. Section 4.8 of the BSC Disclosure Schedule lists all Permits which are reasonably necessary to the ordinary operation of the Jackson Mill on the date of the execution of this Agreement. BSC has maintained all such Permits in good standing, and, to the Knowledge of BSC, there does not exist any circumstance or fact, other than the consummation of the transactions contemplated by this Agreement, which would subject such permits to suspension or revocation which would have a Jackson Material Adverse Effect.

         4.9      Assets Necessary to Jackson Mill.

                  (a) The Jackson Assets constitute all properties and assets reasonably necessary to permit the Company to continue to operate the Jackson Mill substantially as operated as of the date hereof, other than Excluded Assets.

                  (b) Except for Excluded Assets and any property leased pursuant to any Jackson Equipment Lease or which is owned by any third party to a Jackson Service and Supply Contract or any real or personal property subject to any other Permitted Encumbrance, there is no real or personal property located at the site of the Jackson Mill to which BSC does not possess good and marketable title and which is not being conveyed by BSC to the Company hereby. To the extent any Excluded Assets other than "Inventory" as defined in the BSC Inventory Agreement and any Excluded Assets owned by third parties are located at the site of the Jackson Mill, BSC shall cause the removal of such property in accordance with Section 6.17 hereof.

         4.10 Absence of Certain Changes or Events. Since May 3, 1996, BSC has operated the Jackson Mill in the ordinary course of business consistent with past practice, and BSC has not (with respect to the Jackson Mill):

                  (a) Sold, conveyed, or otherwise disposed of any of the Jackson Assets, except in the ordinary course of business and consistent with past practice;

                  (b) Permitted or allowed any of the Jackson Assets to be subjected to any Encumbrances or other liabilities and obligations, except Permitted Encumbrances and any Encumbrances which BSC has bonded off on or prior to the Closing Date;

                  (c) Disposed of any Jackson Subject Intangible Property or permitted to lapse any license, permit, or other form of authorization to use any Jackson Licensed Intangible Property which would have a Jackson Material Adverse Effect;

                  (d) Terminated or suffered a termination of (excluding a termination in accordance with its terms) or amended, any Permit, including without limitation any Permit or Environmental Permit to be transferred to the Company pursuant to this Agreement, to the extent such termination or amendment would materially adversely affect the Company's ability to obtain such Permits by transfer or otherwise;

                  (e) Canceled or waived any Jackson Claims, except in the ordinary course of business and consistent with past practice and except for any cancellation or waiver which would not have a Jackson Material Adverse Effect;

                  (f) To the date of the execution of this Agreement, suffered any Jackson Material Adverse Effect or any event or condition of any character which could be reasonably expected to have a Jackson Material Adverse Effect which has not been remedied or cured prior to the date hereof;

                  (g) Except for BSC Retained Liabilities, incurred any obligations or liabilities (absolute, accrued, contingent, or otherwise) or entered into any transactions, other than in the ordinary course of business, including any agreement to purchase operating or maintenance supplies in any manner inconsistent with past practices; or

                  (h) Agreed, whether in writing or otherwise, or made any arrangement, whether or not legally binding, to take any of the foregoing actions.

         4.11     Certain Tax Matters.

                  (a) BSC has furnished to the Company true and complete copies of the portions of all foreign, federal, state and local tax returns relating to the Jackson Mill, including portions of the consolidated returns of BSC (the "Jackson Tax Returns"), and all written communications relating to any such portions or to any deficiency or claim proposed and/or asserted with respect to the Jackson Tax Returns, irrespective of the outcome of such matter, but only to the extent such items relate to tax years with respect to which the statute of limitations has not expired.

                  (b) All Jackson Tax Returns required to be filed have been filed in a timely manner (taking into account all extensions of due dates). Except as disclosed in Section 4.11 of the BSC Disclosure Schedule, none of the Jackson Tax Returns have been audited and/or examined by any governmental agency within the past five years; and there is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of BSC, threatened in writing against or with respect to any Jackson Tax Return.

                  (c) All taxes shown as due and payable on the Jackson Tax Returns have been duly paid, except where the failure to so pay, individually or in the aggregate, would not have a Material Adverse Effect. There are no liens for Taxes (other than for current taxes not yet due and payable) upon the Jackson Assets.

         4.12 Product Warranties. There are no express warranties applicable to products sold by BSC in the operation of the Jackson Mill. Section 4.12 of the BSC Disclosure Schedule provides a summary of all currently pending written warranty claims through June 30, 1996 which, individually, exceed $5,000; provided, however, that BSC shall not be deemed to have breached this representation by failing to disclose such claims to the extent such claims in the aggregate do not exceed $60,000.

         4.13 Compliance with Law and Other Regulations. With respect to the operation of the Jackson Mill:

                  (a) To the Knowledge of BSC, BSC is not in violation of any applicable provisions of any Law, which violation, individually or in the aggregate, could reasonably be expected to have a Jackson Material Adverse Effect;

                  (b) BSC is not currently subject to any fine, penalty, liability or disability as the result of a failure to comply with any Law which could reasonably be expected to have a Jackson Material Adverse Effect, nor, since December 31, 1995 has BSC received any written or, to its Knowledge, oral notice of such noncompliance; and

                  (c) To the Knowledge of BSC, BSC nor any of its respective officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of BSC) have paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the Jackson Mill (including, without limitation, any offer, payment or promise to pay money or other thing of value
(i) to any foreign official or political party (or official thereof) for the purpose of influencing any act, decision or omission in order to assist BSC in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value would be offered, given or promised to any such official or party for such purpose). The business of BSC is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         4.14 Material Contracts. Except for the contracts and agreements described in Section 1.6(a)(i), (ii) or (iii) of this Agreement, Section 4.14 of the BSC Disclosure Schedule lists every material contract, agreement, or other commitment, written or oral, to which BSC (with respect to the Jackson Mill) is a party or has succeeded to a party by assumption or assignment or in which it has a beneficial interest (excluding documents listed in any other Schedule hereto). Any contract, agreement, or other commitment, shall, for the purposes of this Agreement, be deemed material if (a) it involves a financial obligation of or benefit to BSC in excess of $25,000 per year, (b) it is not made in the ordinary course of business, or (c) it constitutes a management contract, employment contract, or any agreement with any labor organization; provided, however, that BSC shall not be deemed to have breached this representation by failing to disclose such contracts except to the extent defects in such disclosure exceed $100,000 per year, in the aggregate. Each such agreement described in Section 1.6(a)(i), (ii) or (iii) of this Agreement or Section 4.15 of the BSC Disclosure Schedule is a legal, valid and binding obligation of, and is legally enforceable against BSC and, to its Knowledge, all other parties thereto. With respect to any contracts being assumed by the Company pursuant to
Section 1.6(a) hereof, to the Knowledge of BSC, no such contract is subject to any threatened cancellation or outstanding dispute, and there does not exist any default or event which (whether with or without notice, the lapse of time or the happening or occurrence of any other event) could become a material breach by BSC, and, to the Knowledge of BSC, there is no basis for any valid claim of a material breach by BSC in any respect, under any such contract.

         4.15     Insurance.

                  (a) Section 4.15 of the BSC Disclosure Schedule lists all policies of fire, hazard, casualty, liability, worker's compensation and other forms of insurance of any kind owned or held by BSC in connection with the Jackson Mill.

                  (b) As of the date of the execution of this Agreement, with respect to any tangible Jackson Asset, there are no pending claims by BSC under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds the denial of which would have a Jackson Material Adverse Effect;

                  (c) All premiums due and payable under all such policies have been paid, and BSC has otherwise complied with the material terms and conditions of all such policies and all such policies remain in full force and effect as of the date hereof;

                  (d) BSC does not have Knowledge of any threatened termination of any of such policies and has not received written or, to its Knowledge, oral notice of any premium increase with respect to any of such policies since January 1, 1996 through the date of the execution of this Agreement.

         4.16 Litigation. With respect to the Jackson Mill, there are no (a) injunctions, orders, or decrees of any court or administrative agency to which BSC is subject, or (b) claims, actions, suits or other litigation or proceedings or governmental investigations pending against BSC as of the date hereof which could reasonably be expected to have a Jackson Material Adverse Effect. To the Knowledge of BSC, no actions described in (a) or (b) as of the date hereof are threatened against BSC, which could be reasonably expected to have a Jackson Material Adverse Effect.

         4.17 Environmental Matters. Except for such of the following as individually or in the aggregate could not reasonably be expected to have a Jackson Material Adverse Effect:

                  (a) The Jackson Assets and the operation of the Jackson Mill are in compliance with all applicable Environmental Laws and there is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the Knowledge of BSC, threatened against BSC pursuant to any Environmental Law;

                  (b) BSC (with respect to the Jackson Mill), as of the date hereof, maintains in full force and effect all Environmental Permits in connection with the current operations of the Jackson Mill;

                  (c) BSC has taken all actions necessary under applicable requirements of any Environmental Laws to register any products or materials relating to the Jackson Mill required to be registered thereunder;

                  (d) To the Knowledge of BSC, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which would result in a violation of any Environmental Laws, or which have given or may reasonably be expected to give rise to any Environmental Costs, with respect to the operation of the Jackson Mill, including without limitation any legal or illegal release or disposal at any on-site or off-site facility or location of Hazardous Substances at any time prior to the date of the Closing;

                  (e) There is not now on or in any of the Jackson Real Property any leaking underground storage tanks or surface impoundments;

                  (f) Section 4.17 of the BSC Disclosure Schedule contains an accurate and complete list of all Environmental Permits of BSC relating to the Jackson Mill in effect as of the date hereof. BSC is in compliance with such required Environmental Permits and is also in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in any such Environmental Permits;

                  (g) Section 4.17 of the BSC Disclosure Schedule contains an accurate and complete list of all corrective actions required by Governmental Authorities or instances of noncompliance since January 1, 1994, under all Environmental Permits relating to the Jackson Mill; and

                  (h) Atlantic and IVACO acknowledge that the representations and warranties contained in this Section 4.17 (and Section 1.7 of this Agreement, to the extent Section 1.7 contains any provision which could be construed to be a representation or warranty) are the only representations and warranties being made by BSC herein with respect to Environmental Matters, no other representation or warranty contained in this Agreement shall apply to any Environmental Matters relating to the Jackson Real Property and any past or present operations conducted thereon and no other representation or warranty, express or implied, is being made with respect thereto.

         4.18 Finders. Neither BSC nor any affiliate of BSC has made any agreement with any persons or taken any action which would cause any person to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated hereby.

         4.19 No Warranty. Except as expressly set forth in this Article IV, BSC makes no representations or warranties, express or implied, at law or in equity, in respect of any of the Jackson Assets, Assumed Liabilities with respect to the Jackson Mill or the operations of the Jackson Mill, including, without limitation, with respect to merchantability or fitness for a particular purpose, and any such other representations and warranties are hereby expressly disclaimed. Atlantic and the Company each hereby acknowledge and agree that BSC is contributing the Jackson Assets and the Company is assuming the Assumed Liabilities with respect to the Jackson Mill on an "as-is, where-is" basis. Without limiting the generality of the foregoing, BSC makes no representation or warranty regarding any assets other than the Jackson Assets or any other liabilities other than the Assumed Liabilities with respect to the Jackson Mill, and none shall be implied at law or in equity.

         4.20 HSR Filing. On October 17, 1996, BSC filed a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement and has not withdrawn such filing since such date.

         4.21 Financing. BSC has sufficient funds to enable it to meet its obligations hereunder, including without limitation its obligation to make the cash contributions to the Company set forth in Section 1.4 of this Agreement and its obligation to guarantee the obligations of the Company under this Agreement pursuant to Article X.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

         The Company and BSC hereby represent and warrant as follows:

         5.1 Organization. The Company is a limited liability company which is duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power and authority to own, lease, and operate the Mills as contemplated by this Agreement and the LLC Agreement.

         5.2 Authority. The Company has the power and authority to execute and deliver this Agreement and the Atlantic Agreements and the BSC Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, and the Atlantic Agreements and the BSC Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company, no other proceedings on the part of the Company or any other person or entity are necessary to authorize the Company to enter into this Agreement and the Atlantic Agreements and the BSC Agreements to which it is a party, or to consummate the transactions contemplated hereby and thereby; and this Agreement is the legal, valid, and binding obligation of the Company.

         5.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not require any consent, approval or action by, or any declaration, filing, notice or registration with or to, any Governmental Authority, other than as required under the HSR Act.

         5.4 Non-Contravention. Assuming compliance with the matters referred to in Section 5.3 of this Agreement, the execution and delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, does not and will not (a) contravene or conflict with the Certificate of Formation of the Company, or (b) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to the Company, which, in the case of (b) above, would have a Company Material Adverse Effect. As used herein, "Company Material Adverse Effect" means a material adverse effect on the operations, assets, liabilities or value of the Mills (other than any material adverse effect resulting from events or circumstances affecting any segment of the steel industry generally).

         5.5 Tax Status. The Company qualified as a partnership for federal income tax purposes at the time of its formation and has continued to so qualify at all times thereafter. The Company has owned no assets other than a minimal amount of cash, and will have realized, on a cumulative basis, not more than a minimal amount of interest income, at any time prior to the Closing Date.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

         6.1 Satisfaction of Conditions. From the date hereof through the Closing, each of the parties hereto will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the transactions contemplated hereby, and will exert all reasonable efforts to cause the transaction to be consummated.

         6.2 Access and Information. Subject to the terms of the Confidentiality Agreements dated as of May 3, 1996 and August 30, 1996 between BSC and Atlantic, from the date of the execution and acceptance of this agreement by all parties hereto, each Contributing Party shall provide to the Company and the other Contributing Party, and their respective accountants, counsel and other representatives, during normal business hours: (i) reasonable access to all of its respective Files and Records, all of the contracts of such Contributing Party which the Company will assume pursuant to this Agreement, and any other items to which the Company reasonably requires access for the purpose of making an orderly transition of the Assets to the Company; provided, however, that Atlantic shall not be obligated hereunder to provide the Company or BSC with access to its customer and supplier records except as provided in Section 3.9 hereof, (ii) reasonable access to all of the Assets, and (iii) the ability, at reasonable times, to meet with officers of the other Contributing Party to discuss the foregoing. The Company or other Contributing Party will limit the number of persons provided with access to each Contributing Party's assets or personnel (the "Access Personnel") in order to minimize disruption to such Contributing Party and not to interfere unreasonably with such Contributing Party's operations. The parties agree that persons within their organization who constitute Access Personnel with respect to any given area of access will be persons responsible for, or regularly involved in, such matters within that party's organization.

         6.3 Transfer of Permits. Each Contributing Party shall use all reasonable efforts to obtain the consent of any relevant Governmental Authority to the valid assignment or transfer to the Company of all transferable Permits relating to the Assets being contributed by such Contributing Party, including those Permits set forth on Schedule 1.1(m) or 1.3(l) hereto, as the case may be, and all Environmental Permits described in Sections 3.18(b) or 4.17(b) of this Agreement. Each Contributing Party shall use all reasonable efforts to assist the Company to obtain any other Permits which may be necessary to operate the Mills.

         6.4 Assignment of Contracts. Each Contributing Party shall use all reasonable efforts to obtain any necessary consent to the assignment to the Company of any contract, license or other commitment to be assumed by the Company pursuant to Section 1.6 of this Agreement.

         6.5 Hart-Scott-Rodino Approval. Each of the parties hereto will promptly make any further filings and supply any additional information and documentary material that may be requested by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the HSR act. No party hereto will take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals or consents or the termination of any waiting periods under the HSR Act.

         6.6 Conduct of Business Pending the Transaction. Except as specifically permitted by this Agreement or as set forth on Section 6.6 of the Atlantic Disclosure Schedule or Section 6.6 of the BSC Disclosure Schedule, prior to the Closing or the termination of this Agreement pursuant to its terms, each Contributing Party shall operate their respective Mill only in the usual, regular and ordinary course and in substantially the same manner as heretofore operated. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, unless the other Contributing Party shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise provided in or contemplated by this Agreement:

                  (a) Each Contributing Party shall maintain in full force and effect insurance coverage of a type and amount customary in its business;

                  (b) Neither Contributing Party shall sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Assets except (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice, or (ii) Permitted Encumbrances;

                  (c) Neither Contributing Party shall make any tax election that could reasonably be expected to be binding on the Company in the event the transactions contemplated by this Agreement are consummated, other than elections in the ordinary course of business made in prior years;

                  (d) Neither Contributing Party shall modify, amend or terminate any contract being transferred to the Company hereunder or waive, release or assign any material rights or claims thereunder, except in the ordinary course of business, provided, however, each Contributing Party may terminate or amend in any manner any contract or agreement not being transferred to the Company hereunder;

                  (e) Neither Contributing Party shall knowingly violate any laws or regulations applicable to it and its operation of the Cartersville Mill or Jackson Mill, as the case may be, which could reasonably be expected to have a Cartersville Material Adverse Effect or a Jackson Material Adverse Effect, as the case may be;

                  (f) Neither Contributing Party shall purchase any supplies for the Jackson Mill or the Cartersville Mill, as appropriate, except in the normal course of business;

                  (g) Neither Contributing Party shall enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (b) through (f) above; and

                  (h) Each Contributing Party shall take all reasonable measures to protect against any destruction, damage or loss to any Asset being conveyed by it to the Company hereunder.

         6.7 Exclusivity. Neither Contributing Party, directly or indirectly, through any officer, director, employee, representative or agent thereof or any of their respective affiliates, solicit or encourage (including by way of furnishing non-public information) or take other action to facilitate any other sale of any of the Assets (other than dispositions of Assets in the ordinary course of business). Each Contributing Party shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to the foregoing.

         6.8 Notification of Certain Matters. Between the date hereof and the Closing Date, each Contributing Party shall give prompt notice to the other Contributing Party of:

                  (a) Any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, instrument or indenture which could reasonably be expected to have a Cartersville Material Adverse Effect or a Jackson Material Adverse Effect, as the case may be;

                  (b) Any written or, to the Knowledge of the Contributing Party, oral notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby;

                  (c) Any  written  or,  to the  Knowledge  of the  Contributing
Party, oral notice or other communication from any Governmental Authority or self-regulatory organization in connection with or pertaining to the transactions contemplated hereby or any violation of, or any conditions or circumstances which would cause the suspension or revocation of, any Permit or Environmental Permit;

                  (d) Any Cartersville Material Adverse Effect or Jackson Material Adverse Effect with respect to the Cartersville Assets or the Jackson Assets, as the case may be, or the occurrence of any event which could reasonably be expected to have such a Cartersville Material Adverse Effect or a Jackson Material Adverse Effect;

                  (e) Any written or, to the Knowledge of the Contributing Party, oral claims, actions, proceedings or investigations commenced or to Knowledge of either Contributing Party, threatened, which if pending on the date hereof, would have been required to be disclosed in the Schedules hereto or which relates to consummation of the transactions contemplated; or

                  (f) Any other event which would cause a material breach of such Contributing Party's Representations and Warranties contained in this Agreement.

         6.9 Employees of Atlantic. Atlantic shall determine, and shall be solely responsible for, all employment decisions involving its employees. Atlantic will cease its operations at the Cartersville Mill prior to the completion of the Closing, and will be responsible for compliance with the Worker Adjustment and Retraining Act ("WARN") and all other applicable laws in connection with any employment layoffs or terminations which occur in connection with such cessation of operations. After the Closing, the Company shall have the right to offer employment to any employee or former employee of Atlantic on such terms and conditions as determined by the Company in its sole discretion; provided, however, the Company may not offer employment to any salaried employees then employed by Atlantic at the Atlanta Facility without Atlantic's prior written consent.

         6.10 Determination of Pension Liability. Prior to the Closing, Atlantic shall commence discussions with the Pension Benefit Guaranty Corporation ("PBGC") regarding the unfunded liabilities under the Salaried and Bargaining Pension Plans (collectively, the "Pension Plans") maintained by it for the benefit of its employees at the Cartersville Mill (the "Unfunded Liabilities"). The Company shall pay to Atlantic the lesser of (i) $8.5 million or (ii) the amount of such Unfunded Liabilities as determined by William M. Mercer, Inc. ("Mercer"), Atlantic's actuary, in accordance with the following two paragraphs (the "Company Payment"). The Company Payment shall be payable in five (5) equal annual installments (each, an "Installment") commencing on January 1, 1997 and on each January 1 thereafter, or in accordance with any other payment schedule permitted by the PBGC. Notwithstanding the foregoing, if the terms of any agreement reached between the PBGC and Atlantic (the "PBGC Agreement") require Atlantic to make cash payments with respect to the Pension Plans (a) in excess of any Installment amount or (b) earlier than the five-year period set forth above, the amount of each Installment shall be increased (up to the amount of the Company Payment), and the date upon which the Company shall be required to pay each Installment to Atlantic shall be accelerated, accordingly. In addition, if the Company is required to make cash payments with respect to the Pension Plans earlier than the five-year period set forth above, each Installment comprising the Company Payment shall be due and payable to Atlantic two business days prior to the date Atlantic is required by the terms of the PBGC Agreement to make each such corresponding payment; provided, however, that if Atlantic is required by the PBGC Agreement to make any payment on the Closing Date, the Company Payment, or any part thereof calculated in accordance with the preceding sentence, shall be due and payable on the Closing Date. Atlantic shall use its reasonable efforts such that the terms of the PBGC Agreement do not require Atlantic to make cash payments in respect of the $8.5 million referred to above sooner than the five-year time period described in the preceding sentence.

         The amounts of Unfunded Liabilities will be the difference between the Cartersville Employee Assets and the Cartersville Employee Liabilities. The Cartersville Employee Assets are defined as the assets held in the Pension Plans, determined as if an IRC 414(l) spinoff had occurred on January 1, 1996, for employees working at the Cartersville Mill on such date based upon PBGC termination assumptions in effect on such date. The Cartersville Employee Assets held in the Pension Plans will be allocated to employees at the Cartersville Mill in accordance with ERISA 4044 procedures.

         Cartersville Employee Liabilities are the Accumulated Benefits Obligations (as defined in FASB 87), as of January 1, 1996, for employees working at the Cartersville Mill on such date, determined using the same assumptions and methods as those used by Mercer in its January 1, 1996 actuarial funding valuation with respect to the Pension Plans, except that Mercer will assume that employees working at the Cartersville Mill on January 1, 1996 will retire when they first become eligible to do so.

         6.11 Atlantic Severance and Statutory Liabilities. The Company hereby agrees to reimburse Atlantic for (a) 58.825% of any severance liabilities other than payments described in clause (b) below paid by Atlantic as a result of the termination of any of its employees located at the Cartersville Mill or the termination of any of its employees employed at the Atlanta Facility who are displaced by a Cartersville Employee who have a contractual right to "bump" such employee in connection with the transactions contemplated by this Agreement, the amount of which reimbursement obligation shall not exceed $2,058,875.00 in the aggregate (the "Severance Liabilities"), and (b) 50% of any payments made by Atlantic in connection with the WARN Act, which reimbursement obligation shall not exceed $1,300,000 in the aggregate (the "WARN Payments"). Bi-weekly following the Closing Date, Atlantic shall submit to the Company a statement showing the Severance Liabilities and WARN Payments paid by Atlantic during the preceding two-week period and the portion of such Severance Liabilities and WARN Payments in respect of which the Company is required to reimburse Atlantic (the "Reimbursement Amount"). Within fifteen calendar days of the receipt of each such statement, the Company shall pay to Atlantic the Reimbursement Amount in cash or immediately available funds.

         6.12 BSC Severance Liabilities. Any severance liabilities incurred by BSC as a result of the termination of any of its employees in connection with the transactions contemplated by this Agreement shall be borne solely by BSC and BSC shall not be entitled to any reimbursement from the Company with respect thereto.

         6.13 Removal of UST. As soon as commercially practical after the Closing, but in no event more than 120 days thereafter, Atlantic shall, at its sole expense, remove or cause to be removed from the Cartersville Mill the underground storage tank known as UST-C3 and shall, as soon as commercially practical, perform any actions required by any Environmental Laws in connection with such removal.

         6.14 Removal of Cartersville PCBs. As soon as commercially practical after the Closing, Atlantic shall, at its sole expense, which expense shall not be reimbursed by the Company, remove and dispose of, or cause to be removed and disposed of, in accordance with all applicable Environmental Laws and Environmental Permits, all PCB containing transformers in the 12" Mill which constitutes a part of the Cartersville Mill, and dispose of and replace, or cause to be disposed of and replaced, any other PCB-containing transformers at the Cartersville Mill and PCB containing oils or fluids in use at the Cartersville Mill at the time of the Closing; provided, however, that this provisions shall not apply to any transformers owned by a public utility company; and, provided further, that this provision shall not diminish the Company's right to indemnification pursuant to Article VIII hereof.

         6.15 Removal of Jackson PCB's. As soon as commercially practical after the Closing, BSC shall, at its sole expense, which expense shall not be reimbursed by the Company, remove, dispose of and replace, or cause to be removed and disposed of and replaced, in accordance with all Environmental Laws and Permits, all PCB-containing transformers in the Jackson Mill and
PCB-containing oils or fluids in use at the Jackson Mill at the time of the Closing, if any; provided, however, that this provisions shall not apply to any transformers owned by a public utility company; and, provided further, that this provision shall not diminish the Company's right to indemnification pursuant to
Article VIII hereof.

         6.16 Construction of Stormwater Retention Facility. In the event that a stormwater retention facility is installed at the site of the Cartersville Mill within 12 months after Closing, then up to the first $250,000 of the costs of such stormwater retention facility shall be paid 50% by Atlantic and 50% by the Company (it being understood that the Company shall be responsible for 100% of all costs in excess thereof, with no right of reimbursement from Atlantic or IVACO).

         6.17 Obligations to Remove Property. The obligations of the Company to remove any Additional Assets from the Atlanta Facility and the obligations of Atlantic and BSC, respectively, to remove the underground storage tank and PCBs pursuant to Sections 6.13, 6.14 and 6.15 of this Agreement, shall be performed in accordance with the provisions of this Section 6.17. The party obligated to remove items of property shall be responsible for any damage to the Atlanta, Georgia facility or the respective Mill which results from the removal of such property, and BSC and Atlantic, respectively, covenant and agree that, at a minimum, the insurance coverage described on Schedule 6.17 hereto with respect to such removal will be in effect. The Company, BSC and Atlantic shall cause their respective representatives to comply with the safety and environmental rules communicated to it in writing by the Company, BSC or Atlantic, as appropriate, with respect to the facilities from which such items of property are to be removed. Risk of loss with respect to the Additional Assets shall pass to the Company at the earlier of the time of their removal or 30 days after the Closing; provided, however, that no party shall be liable for any consequential damages except to the extent such damages result from such party's gross negligence. Each Contributing Party shall protect and insure any assets of the Company remaining in such Contributing Party's possession after the Closing as if such assets were its own. The Company shall remove the Additional Assets from the Atlanta Facility as soon as practicable following the Closing Date, but in no event more than 30 days thereafter. The loading and removal of the Additional Assets shall be performed by the Company's representatives at the Company's sole expense. The Company will load and ship to the Atlanta Facility all wire rods and billets to be rolled into wire rods (that is, all 5-1/2" square billets) located at the Cartersville Mill on the Closing Date as soon as commercially reasonable following the Closing Date. Atlantic shall reimburse the Company for the actual costs incurred by the Company with respect to such loading and shipping.

         6.18 Discharge of Encumbrances. Atlantic and BSC shall discharge all Encumbrances on any Cartersville Asset or Jackson Asset, respectively (other than Permitted Encumbrances), including all such Encumbrances listed in the Atlantic Disclosure Schedule or the BSC Disclosure Schedule, respectively.

         6.19 Products Liability Insurance. For a period of ten (10) years following the Closing Date, each of BSC and Atlantic shall use its reasonable best efforts to continue its current products liability insurance, or replacement policies with comparable coverage, with respect to products manufactured or sold by it prior to the Closing Date, in an amount adequate to cover any future material products liability claims, based upon such party's historical experience with respect to such claims. The Company shall have obtained by the Closing Date products liability insurance with respect to products to be manufactured or sold by it following the Closing Date in an amount customary for its business and naming BSC and Atlantic as additional insureds, and shall keep such insurance in full force and effect at all times following the Closing Date. All such policies shall provide coverage for contractually assumed liabilities.

         6.20 Directions Governing Atlantic Steel Credit Union Building. On the Closing Date, Atlantic will give written direction to Atlantic Steel Credit Union to remove its building and other assets from the site of the Cartersville Mill within 7 days after the Closing Date.

         6.21 Real Estate Option. At the Closing, Atlantic shall grant the Company a 5 year option to acquire the IMS site retained by Atlantic for $1,000 per acre, and a 3 year right of first refusal to purchase such site thereafter, pursuant to the Real Estate Option Agreement in the form of Exhibit G hereto. Such property shall be sold "as-is."

         6.22 Execution of Documents. BSC shall cause the Company to execute and deliver the documents described in Section 7.3(a) through (d) of this Agreement.

         6.23 Tax Status of the Company. Neither Atlantic, BSC the Company nor any of their affiliates shall take any actions following the date hereof inconsistent with the Company's continued qualification as a partnership for federal income tax purposes, except as may be required by law.

         6.24 Stormwater Discharges. As soon as commercially practicable after the Closing, Atlantic shall, at its sole expense, which expense shall not reimbursed by the Company, establish all appropriate control measures and take such other actions as are reasonably necessary to ensure that stormwater discharges from the property described on Item 1 of Schedule 1.5(b) meet all applicable Environmental Laws.


                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE CLOSING

         7.1 Conditions Precedent to Atlantic's and IVACO's Obligations. The obligations of Atlantic and IVACO under this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions, unless Atlantic and IVACO shall waive such fulfillment:

                  (a) the representations and warranties made by BSC and the Company herein shall be true in all material respects on and as of the time of the Closing with the same effect as though such representations and warranties had been made or given on and as of the time of Closing;

                  (b) BSC and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing;

                  (c) no injunction shall have been instituted by a court of competent jurisdiction restraining or prohibiting the consummation by Atlantic or IVACO of the transactions contemplated by this Agreement. In the event any such injunction shall have been issued, Atlantic and IVACO agree to use their reasonable best efforts to have such injunction lifted;

                  (d) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated; and

                  (e) BSC and the Company shall have delivered the documents set forth in Sections 7.4 and 7.5 below.

         7.2 Conditions Precedent to the Obligations of BSC. The obligations of BSC under this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions, unless BSC shall waive such fulfillment;

                  (a) The representations and warranties made by Atlantic and IVACO herein shall be true in all material respects on and as of the time of the Closing with the same effect as though such representations and warranties had been made or given on and as of the time of the Closing;

                  (b) Atlantic shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Atlantic prior to or at the Closing;

                  (c) no governmental order shall have been issued or governmental action taken restricting operation of the Cartersville Mill on account of the Company's failure to receive Environmental Permits related thereto (unless such failure shall have been within the reasonable control of the Company) and no injunction shall have been instituted by a court of competent jurisdiction restraining or prohibiting the consummation by BSC of the transactions contemplated by this Agreement. In the event any such injunction shall have been issued, BSC agrees to use its reasonable best efforts to have such injunction lifted;

                  (d) all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated;

                  (e) Atlantic shall have delivered the documents set forth in Section 7.3 below; and

                  (f) there shall not have occurred a Cartersville Material Adverse Effect or any event or condition of any character which could be reasonably expected to have a Cartersville Material Adverse Effect which has not been remedied or cured prior to the Closing, except as has or may result from labor disruptions or changes in Atlantic's business relationships with its customers or distributors which are attributable to or caused by the transactions contemplated by this Agreement or are fully covered by insurance (excepting applicable deductibles, the amount of which shall be paid by Atlantic to the Company), the proceeds of which are payable to or inure to the benefit of the Company.

         7.3 Documents To Be Delivered by Atlantic at Closing. At the Closing, Atlantic shall deliver the following:

                  (a) the Atlantic Agreements contemplated by Section 2.2 of this Agreement, executed by Atlantic;

                  (b) a Bill of Sale with respect to the tangible Cartersville Assets, executed by Atlantic;

                  (c) an Assignment and Assumption Agreement with respect to the Atlantic Liabilities Assumed, in substantially similar form as attached hereto as Exhibit H, executed by Atlantic;

                  (d) a certificate from an authorized officer of Atlantic to the effect that each of the conditions specified in clauses (a) and (b) of
Section 7.2 above have been fulfilled;

                  (e) a copy of the resolutions of the Board of Directors of Atlantic and IVACO, certified by their respective Secretaries, authorizing or ratifying the execution and delivery of this Agreement, the Atlantic Agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (f) a copy of the Certificate of Incorporation of each of Atlantic and IVACO, respectively, certified as of a recent date by the Secretary of State or similar official of the jurisdiction of their incorporation;

                  (g) a certificate from the Secretary of State or similar official of the jurisdiction of their incorporation as to the good standing of Atlantic and IVACO, certified as of a recent date;

                  (h) a written opinion, dated the Closing Date, from Fried, Frank, Harris, Shriver & Jacobson, in substantially similar form as attached hereto as Exhibit I, which opinion shall also be addressed to the Company;

                  (i) a written opinion, dated the Closing Date, from Guy-Paul Massicotte, Vice-President, Secretary and General Counsel of IVACO, in substantially similar form as attached hereto as Exhibit J, which opinion shall also be addressed to the Company;

                  (j) subject to the last sentence of Section 1.10 of this Agreement, evidence that Atlantic has discharged all Encumbrances on any Cartersville Asset, other than Permitted Encumbrances;

                  (k) a special or limited warranty deed conveying title to the Cartersville Fee Property to the Company, duly witnessed and attested for recording in the State of Georgia, free and clear of all liens, restrictions and encumbrances, other than Permitted Encumbrances;

                  (l) a Title Policy issued to the Company for all of the Cartersville Fee Property issued by Stewart Title Insurance Company or such other title insurance company as may be reasonably acceptable to the Company, insuring the Company's fee simple title to the Cartersville Fee Property. Such Title Policy shall be in an amount equal to the sum of $24,000,000 and shall show only Permitted Encumbrances. With respect to any of the Permitted Encumbrances, the Title Policy shall, to the extent available in Georgia at commercially reasonable rates, affirmatively insure that use of the Cartersville Fee Property and any Improvements thereon does not violate such Permitted Encumbrances, and that any future violation thereof will not result in a forfeiture or reversion of the Company's interest in any of the Cartersville Fee Property. The Title Policy shall include such additional endorsements as the Company reasonably may request and which are available in Georgia at commercial reasonable rates;

                  (m)      an ALTA survey of the Cartersville Fee Property;

                  (n) an affidavit pursuant to 26 U.S.C.A. ss.1445 that Atlantic is not a foreign entity in the form prescribed by section 1.1445-5(b)(3)(ii)(D)(2);

                  (o) Atlantic shall execute and deliver to the Company at Closing a quitclaim deed as may be approved by TITLESERVNY and Stewart Title Insurance Company for the various easements conveyed by the Development
Authority of Bartow County to Atlantic Steel Company in that certain deed recorded in the real estate records of Bartow County at Book 293, Page 251 (said easements being more particularly described on Exhibit "B" of said deed);

                  (p) Atlantic shall execute and deliver to the Company at Closing an easement substantially in the form attached hereto as Schedule 7.3(p) for the continued use of an existing culvert and/or drainage ditch for the collecting, channelling, and draining of surface water, including the right of access, ingress, and egress thereto, as may be necessary for purposes of inspection and maintenance of the culvert or drainage ditch and any sampling or testing of drainage waters that the Company may deem necessary. Atlantic hereby covenants and warrants that is has sufficient title to the real property described in Item 1 of Schedule 1.5(b) to convey the easement described herein or a substantially similar easement;

                  (q) Atlantic shall execute and deliver to the Company at Closing an easement substantially in the form attached hereto as Schedule 7.3(q) for ingress and egress to, from, and between the real property more particularly described on Schedule 1.1(a) and Old Grassdale Road, over, across, existing roads as the same may be relocated in the future due to slag processing activities on the real property described on Item 1 on Schedule 1.5(b). Atlantic hereby covenants and warrants that is has sufficient title to the property described on Schedule 1.5(b) to convey the easement described herein or a substantially similar easement; and

                  (r) Atlantic shall execute and deliver to the Company at Closing an easement substantially in the form attached hereto as Schedule 7.3(r) for ingress and egress to, from, and between the separate portions of the real property more particularly described in Schedule 1.1(a) and Old Grassdale Road, over, across, and upon the real property described in Item 1 on Schedule 1.5(b) at a point reasonably satisfactory to Atlantic and the Company, together with all rights and privileges necessary and convenient for the full use and enjoyment thereof, including the right to excavate, grade, pave, and otherwise improve the surface of the easement area. Atlantic hereby covenants and warrants that it has sufficient title to the real property described in Item 1 on
Schedule 1.5(b) to convey the easement described herein or a substantially similar easement.

         7.4 Documents To Be Delivered by BSC at Closing. At the Closing, BSC shall deliver each of the following:

                  (a) the BSC Agreements contemplated by Section 2.1 of this Agreement, executed by BSC;

                  (b) a Bill of Sale with respect to the tangible Jackson Assets, executed by BSC;

                  (c) an Assignment and Assumption Agreement with respect to the Jackson Liabilities Assumed, in substantially similar form as attached hereto as Exhibit K, executed by BSC;

                  (d) a certificate from an authorized officer of BSC to the effect that each of the conditions specified in clauses (a) and (b) of Section
7.1 above have been fulfilled;

                  (e) a copy of the resolutions of the Board of Directors of BSC, certified by its Secretary, authorizing or ratifying the execution and delivery of this Agreement, the BSC Agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (f) a copy of the Certificate of Incorporation of BSC, certified as of a recent date, by the Secretary of State or similar official of the jurisdiction of its incorporation;

                  (g) a certificate from the Secretary of State or similar official of the jurisdiction of its incorporation or formation as to the good standing of BSC, certified as of a recent date;

                  (h) a written opinion, dated the Closing Date, from Balch & Bingham, counsel for BSC and the Company, in substantially similar form as attached hereto as Exhibit L;

                  (i) a special or limited warranty deed conveying title to the Jackson Fee Property to the Company, duly witnessed and attested for recording in the State of Mississippi, free and clear of all liens, restrictions and encumbrances, other than Permitted Encumbrances;

                  (j) a Title Policy issued to the Company for all of the Jackson Fee Property issued by Mississippi Valley Title Insurance Company, Old Republic National Title Insurance Company, or such other title insurance company as may be reasonably acceptable to the Company, insuring the Company's fee simple title to the Jackson Fee Property. Such Title Policy shall be in an amount equal to the sum of $18,000,000 and shall show only Permitted
Encumbrances. With respect to any of the Permitted Encumbrances, the Title Policy shall, to the extent available in Mississippi at commercially reasonably rates, affirmatively insure that use of the Jackson Fee Property and any Improvements thereon does not violate such Permitted Encumbrances, and that any future violation thereof will not result in a forfeiture or reversion of the Company's interest in any of the Jackson Fee Property. The Title Policy shall include such additional endorsements as the Company reasonably may request and which are available in Mississippi at commercial reasonable rates;

                  (k)      an accurate survey of the Jackson Fee Property; and

                  (l) an affidavit pursuant to 26 U.S.C.A. ss.1445 that BSC is not a foreign entity in the form prescribed by section
1.1445-5(b)(3)(ii)(D)(2).

         7.5 Documents To Be Delivered By the Company at the Closing. At the Closing, the Company shall deliver the following:

                  (a)      the documents referred to in Section 7.3(a) through
(c) of this Agreement, executed by the Company;

                  (b)      the documents referred to in Section 7.4(a) through
(c) of this Agreement, executed by the Company;

                  (c) a certificate from an authorized officer of the Company to the effect that each of the conditions specified in clauses (a) and
(b) of Section 7.1 above have ben fulfilled;

                  (d) a copy of the resolutions of the Management Committee of the Company, certified by its Secretary or equivalent officer, authorizing or ratifying the execution and delivery of this Agreement, the Atlantic Agreements, the BSC Agreements, and the consummation of the transactions contemplated hereby and thereby;

                  (e) a copy of the Certificate of Formation of the Company, certified as of a recent date, by the Secretary of State or similar official of the jurisdiction of its formation; and

                  (f) a certificate from the Secretary of State or similar official of the jurisdiction of its formation as to the good standing of the Company, certified as of a recent date.


                                  ARTICLE VIII

          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; TRANSFER TAXES

         8.1      Survival.

                  (a) The representations and warranties of the parties contained herein or in any other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the date that is two years following the Closing Date, except that any representations or warranties relating to Environmental Matters shall expire on the date which is seven years following the Closing Date.

                  (b) The covenants and agreements of the parties contained herein which require compliance following the Closing shall survive the Closing and remain in effect until complied with by the applicable party or parties.

         8.2 Indemnification by Atlantic and IVACO. From and after the Closing Date, Atlantic and IVACO, jointly and severally, hereby agree to indemnify the Company and BSC and hold each of them harmless with respect to any and all damage, loss, liability, and expenses, including, without limitation, the repayment to the Company and BSC of all amounts paid to Atlantic by the Company pursuant to this Agreement in the event of a rescission of the transactions contemplated by this Agreement and the reasonable expenses of attorneys and consultants (collectively, "Losses") incurred or suffered by the Company or BSC, which Losses, in the case of BSC under this Section 8.2, shall include (without duplication) any diminution in value of the interest held in the Company by BSC or a designee of BSC, whether or not such Losses are realized upon a sale of such interest, arising directly or indirectly out of any of the following:

                  (a) any breach of any covenant or agreement or of any inaccuracy or omission in any representation or warranty made by Atlantic pursuant to this Agreement as to which Atlantic has received notification pursuant to Section 8.5 below from the Company or BSC within the time periods specified in Section 8.1(a);

                  (b) any transaction, circumstance, fact or condition which existed or occurred at the location of the Cartersville Mill or in connection with the operation of the Cartersville Mill on or prior to the date of the Closing, except (i) to the extent any of the foregoing relate to Environmental Matters or result in Environmental Costs, (ii) Atlantic Liabilities Assumed and
(iii) Atlantic Retained Liabilities;

                  (c) any Atlantic Retained Liability (it being understood that any indemnification obligations of Atlantic or IVACO arising out of the Atlantic Retained Liabilities set forth in Section 1.7(a) of this Agreement shall be limited to Environmental Costs and attorneys fees and other litigation expenses incurred in connection therewith);

                  (d) any claims arising from the termination of any employee of Atlantic or the failure of Atlantic to comply with all Laws applicable to such termination, including without limitation the National Labor Relations Act (the "NLRA"), the WARN Act or any other Law related to employment discrimination; provided, however, that the foregoing shall not affect the obligation of the Company to make the payments to Atlantic described in Section 6.11;

                  (e) any claims based upon an unfair labor practice committed by Atlantic in connection with the operation of the Cartersville Mill or the consummation of the transactions contemplated by this Agreement or from a breach of any collective bargaining agreement or other labor contract by Atlantic; provided, however, that neither Atlantic nor IVACO shall be responsible for indemnifying any other party in connection with actions taken or conduct engaged in by BSC or the Company on or after the Closing Date;

                  (f) any claim, liability or obligation relating to any broker or finder retained or utilized by Atlantic or representing Atlantic in connection with the transactions contemplated by this Agreement;

                  (g) the failure to comply with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transfer of the Cartersville Assets to the Company pursuant to this Agreement; or

                  (h) any destruction, damages or loss to any Cartersville Asset, including without limitation, any diminution in the value of any Cartersville Asset resulting from any misuse, overuse or sabotage thereof, in each case occurring between the date of the execution of this Agreement and the Closing Date, ordinary wear and tear expected, which is not repaired to the condition of such asset at the date of the execution of this Agreement prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, except with respect to matters which have been made the subject of a Claims Notice (as defined in Section 8.5) prior thereto, Atlantic's and IVACO's indemnification obligations arising under this Agreement with respect to any Environmental Costs or Environmental Matters, including without limitation such Environmental Costs and Environmental Matters relating to, arising from or attributable to any of the Cartersville Assets, shall expire on the seventh (7th) anniversary of the Closing Date, and neither Atlantic nor IVACO shall thereafter have any responsibilities or obligations hereunder with respect to any such Environmental Costs or Environmental Matters. In the case of Losses described in this Section
8.2 suffered by the Company, Atlantic and IVACO shall have the option of either paying BSC for such Loss (based on the diminution in value of the interest held in the Company by BSC) or paying the Company for its entire Loss, but in no event shall the Company and BSC both be entitled to indemnification for the same Loss.

         8.3 Indemnification by BSC. BSC agrees to indemnify the Company, Atlantic and IVACO and hold each of them harmless with respect to any and all Losses incurred or suffered by the Company, Atlantic or IVACO which Losses, in the case of Atlantic under this Section 8.3, shall include (without duplication) any diminution in the value of the interest held in the Company by Atlantic or a designee of Atlantic, whether or not such Losses are realized upon a sale of such interest, arising directly or indirectly out of any of the following:

                  (a) any breach of any covenant or agreement or of any inaccuracy or omission in any representation or warranty made by BSC pursuant to this Agreement as to which BSC has received notification pursuant to Section 8.5 below from Atlantic within the time periods specified in Section 8.1(a);

                  (b) any transaction, circumstance, fact or condition which existed or occurred at the location of the Jackson Mill or in connection with the operation of the Jackson Mill on or prior to the date of the Closing, except
(i) to the extent any of the foregoing relate to Environmental Matters or result in Environmental Costs, (ii) Jackson Liabilities Assumed and (iii) Jackson Retained Liabilities;

                  (c) any Jackson Retained Liability (it being understood that any indemnification obligations of BSC arising out of the BSC Retained Liabilities set forth in Section 1.7(a) of this Agreement shall be limited to Environmental Costs and attorneys fees and other litigation expenses incurred in connection therewith);

                  (d) any claims arising from the termination of any employee of BSC or the failure of BSC to comply with all Laws applicable to such termination, including without limitation the NLRA, the WARN Act or any other Law related to employment discrimination;

                  (e) any claims based upon an unfair labor practice committed by BSC in connection with the operation of the Jackson Mill or from a breach of any collective bargaining agreement or other labor contract by BSC; provided, however, that BSC shall not be responsible for indemnifying any other party in connection with actions taken or conduct engaged in by the Company on or after the Closing Date;

                  (f) any claim, liability or obligation relating to any broker or finder retained or utilized by BSC or representing BSC in connection with the transactions contemplated by this Agreement;

                  (g) the failure to comply with the bulk sales law and any similar laws in any applicable jurisdiction in respect of the transfer of the Jackson Assets to the Company pursuant to this Agreement; or

                  (h) any destruction, damages or loss to any Jackson Asset, including without limitation, any diminution in the value of any Jackson Asset resulting from any misuse, overuse or sabotage thereof, in each case occurring between the date of the execution of this Agreement and the Closing Date, ordinary wear and tear expected, which is not repaired to the condition of such asset at the date of the execution of this Agreement prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, except with respect to matters which have been made the subject of a Claims Notice prior thereto, BSC's indemnification obligations with respect to Environmental Costs or Environmental Matters relating to, arising from or attributable to any of the Jackson Assets shall expire on the seventh (7th) anniversary of the Closing Date, and BSC shall thereafter have any responsibilities or obligations hereunder with respect to any such Environmental Costs or Environmental Matters. In the case of any Loss described in this Section 8.3 suffered by the Company, BSC shall have the option of either paying Atlantic for such Loss (based on the diminution in value of interest held in the Company by Atlantic or a designee of Atlantic) or paying the Company for its entire Loss, but in no event shall Atlantic and the Company both be entitled to indemnification for the same Loss.

         8.4 Indemnification by the Company. From and after the Closing Date the Company hereby agrees to indemnify each Contributing Party or IVACO and hold it harmless from all losses incurred or suffered by such Contributing Party or IVACO arising directly or indirectly out of any of the following:

                  (a)      any Assumed Liabilities;

                  (b) subject to the terms and provisions of Section 1.7(a) hereof, all Environmental Costs relating to or arising out of (i) the disposal at any off-site facility or location of Hazardous Substances after the Closing Date, (ii) the presence of PCBs introduced to any of the Cartersville Real Property or Jackson Real Property after the Closing Date, or (iii) any other Environmental Matters with respect to any activities, practices, incidents, or actions occurring after the date of the Closing (A) on the Cartersville Real Property or Jackson Real Property or (B) in connection with the operation of the Mills (the "Company Environmental Liabilities";

                  (c) actions or conduct of the Company with respect to employment-related matters, including, without limitation, staffing levels, hiring, compensation and employee benefit levels and labor organization recognition and/or bargaining; and

                  (d) the operation of the Company's business after the date of the Closing.

         8.5      Indemnification Procedures.

                  (a) If an  indemnitee  becomes  aware  of any  matter  that it believes is indemnifiable pursuant to Section 8.2, 8.3, or 8.4 (including without limitation receipt of notice of any order, directive, decree, demand, notice of potential liability, or complaint by any governmental authority or other third party) (a "Claim"), the indemnitee promptly shall give written notice thereof ("Claims Notice") to the indemnifying party. The Claim Notice shall (i) provide (with reasonable specificity) the basis for which indemnification is being asserted, (ii) indicate, to the extent that may reasonably be determined, the amount (estimated, if necessary) of any Losses for which indemnification is being asserted, and (iii) be accompanied by any copies of relevant pleadings, demands, and other papers served on or received by the indemnitee. Failure of the indemnitee to give prompt written notice pursuant to this Section 8.6(a) shall not relieve the indemnifying party of its obligations, except to the extent that the indemnifying party is actually prejudiced by such failure to provide prompt notice. The indemnifying party shall have a period of fifteen (15) days after the delivery of each notice required by this Section 8.6(a) during which time to respond to such notice. If the indemnifying party elects to assume the defense or control of the Claim described in the Claim Notice, then the indemnifying party shall be obligated to defend or control the Claim at its own expense and by counsel (and environmental or other experts, if necessary) chosen by the indemnifying party and reasonably satisfactory to the indemnitee. The indemnitee shall cooperate with the indemnifying party and counsel (and environmental or other experts, if necessary) for the indemnifying party in the defense and control of the Claim, and the indemnitee shall have the right, at its own expense, to consult with the indemnifying party in the defense or control of any Claim (including the planning or implementation of any investigation, remediation or other corrective action). If the indemnifying party does not respond within such fifteen (15) day period or responds during such fifteen (15) day period but elects not to assume the defense or control of the Claim, then the indemnitee shall be free, without prejudice to any of the indemnitee's rights hereunder, to defend or control the Claim with counsel and other environmental experts selected by the indemnitee and reasonably satisfactory to the indemnifying party, at the indemnifying party's expense; provided that any compromise or settlement of such claim will require the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. The election by an indemnifying party to control any Claims shall not be deemed an admission by such party that such Claim is indemnifiable pursuant to this Agreement.

                  (b) In the event that a Claim Notice shall have been given by the indemnitee to the indemnifying party prior to the expiration of the applicable survival period of the right to indemnification for such Claim, then such right to indemnification shall survive, to the extent of such Claim only, until such Claim is resolved, whether or not the Losses resulting from such Claim have been finally determined at the time the Claims Notice is given, but only if (i) in the case of a Claim made by reason of a written third-party claim, the Claims Notice is accompanied by a copy of the written notice of the third-party claimant and (ii) in the case of any claim made other than by reason of a third-party claim, some expenses shall have been incurred in good faith at or prior to the date of such Claims Notice in connection with a violation of Laws.

                  (c) Notwithstanding anything to the contrary contained in this
Section  8.5,  the  indemnifying  party or the  indemnitee,  as the case may be, having undertaken to defend or control any Claim that may result in Environmental Costs (an "Environmental Claim"), shall undertake such defense or control (including the planning or implementation of any investigation, remediation or other corrective or response action) in a Commercially Reasonable Manner. "Commercially Reasonable Manner" shall be determined from the perspective of a reasonable business person acting (without regard to the availability of indemnification hereunder) to achieve compliance (based on reasonable reliance on the advice of expert third-party environmental consultants or counsel) with Environment Laws. Commercially Reasonable Manner may include actions designed or developed to achieve compliance through a
"risk-based" closure program or procedure only if such program or procedure acceptable to all governmental environmental authorities having jurisdiction over such actions; provided, however, that the implementation of such risk-based closure programs or procedures shall not preclude additional indemnification pursuant to this Agreement for further remediation to the extent such remediation is still required under Environmental Laws after the implementation of such risk-based closure programs and procedures. The indemnitee's rights with respect to Environmental Costs under this Agreement shall be reduced to the extent that actions undertaken by it are not conducted in a Commercially Reasonably Manner and such actions (i) increase the amount of Environmental Costs, or (ii) result in Environmental Costs which but for such actions would not have been expended or incurred.

                  In the event of a disagreement between the indemnifying party and the indemnitee concerning whether any action with respect to any Environmental Claim is taken in a Commercially Reasonable Manner, the parties shall each designate one representative to represent them respecting such disagreement and the designated representative shall in good faith attempt to resolve such disagreement on a reasonable basis with the assistance of their respective environmental consultants. Any disagreements which cannot be resolved by the designated representatives after sixty (60) business days shall promptly be referred to an independent consultant having expertise in the matter at issue, mutually acceptable to the parties (or, if the parties cannot so agree, the parties shall use the procedures established by the American Arbitration Association to select a consultant who shall be independent from each of the parties and whose fees and expenses shall be paid equally by the parties), who shall evaluate the facts and circumstances at issue and shall recommend a course of action which the independent consultant believes in its good faith judgment should be taken (but shall not itself perform such action). Such recommendation shall be final and binding upon the parties. The parties agree to act as promptly as practicable in implementing the foregoing procedures, and further agree that, in the event of exigent circumstances that require any actions by the indemnifying party or the indemnitee, as the case may be, before the foregoing procedures can be implemented, each of the indemnifying party and the indemnitee, as the case may be, may undertake such actions at its own expense and be entitled to indemnification hereunder to the extent that its actions are subsequently ratified by such procedure.

                  (d)  Notwithstanding  anything to the  contrary  contained  in
Section 8.5, claims for indemnification relating to or arising from any Discovered Environmental Conditions (as defined below and addressed in Section 1.7(a)(iii) hereof) shall be governed by the procedures set forth in this
Section 8.5 (d).

                      (i)  After the Closing, the Company shall conduct at the
Company's sole expense a Phase II investigation of the Cartersville Mill. The Phase II investigation shall be conducted by the environmental consulting firm of Hart Crowser, Inc. The Phase II investigation shall be performed in accordance with the work plan submitted by Hart Crowser and mutually agreed upon by the parties, a copy of which is attached as Exhibit M. The scope of the Phase II investigation may be reasonably modified to the extent required to address conditions discovered or information obtained during the course of the investigation. Atlantic's environmental consultant may participate in all site visits and attend interviews, if any, with employees at the Cartersville Mill conducted by the Company's environmental consultant as part of the Phase II investigation. The Phase II investigation (including without limitation laboratory analysis) shall be completed on or before the 180th day following the Closing Date, subject to adjustment if warranted by conditions discovered by such time by Hart Crowser, in Hart Crowser's reasonable discretion. A written report of the Phase II investigation (the "Environmental Report") shall be completed as soon as practicable following the completion of the investigation, but in no event later than 45 days thereafter. Promptly (but in no event later than thirty days after completion of the Environmental Report), the Company shall deliver to Atlantic (y) a copy of the Environmental Report and (z) a list describing any Environmental Matters, if any, disclosed in the Environmental Report which the Company, in good faith, after consultation with expert third-party environmental consultants and counsel, believes represent conditions which require or are likely to require action(s) under any Environmental Laws ("Discovered Environmental Conditions"). Remediation pursuant to this Section 8.5(d) shall not preclude BSC or the Company from seeking indemnification for Environmental Costs pursuant to Section 8.2(b) or as otherwise permitted under this Agreement.

                           (ii)     Atlantic, in consultation with BSC and the
Company, shall have the right to plan, implement and control in a Commercially Reasonable Manner any remedial actions necessary to come into compliance with any Environmental Law with respect to any Discovered Environmental Conditions (any remedial action taken with respect to any Discovered Environmental Conditions shall be referred to herein as a "Remedial Action"). All Environmental Costs incurred pursuant to this Section 8.5(d) shall be borne by Atlantic and IVACO (excepting the costs of the Phase II investigation referred to in Section 8.5(d)(i) above).

                           (iii)    Any disagreement between Atlantic and the
Company regarding the need for or the scope, timing or conduct of any Remedial Action shall be subject to the terms and provisions contained in Section 8.5(c).

                  (e) Notwithstanding anything to the contrary contained in this
Article VIII,  neither  Atlantic nor the Company (nor any party  associated with them) may voluntarily disclose or cause to be disclosed to any applicable governmental entity any Environmental Matters subject to indemnification hereunder unless Atlantic or the Company believes, respectively, in its good faith judgment (exercised without regard to the availability of indemnification hereunder), and after consultation with counsel, that such disclosure is required under any Environmental Laws (and the applicability of indemnification hereunder shall not be affected thereby). Atlantic and the Company, respectively, agree to consult with the other prior to any such disclosure, except in the event that such advance consultation is prohibited or rendered impracticable by exigent circumstances, in which case notification of such disclosure shall be promptly given to the other thereafter.

                  (f) The Company agrees to furnish IVACO and Atlantic with prompt written notice with respect to any actual or threatened Environmental Matter known to the Company that the Company believes is reasonably likely to result in Environmental Costs that are subject to indemnification by the Company or BSC pursuant to this Agreement; provided, however, that the failure to give such notice shall not relieve IVACO or Atlantic of its obligation, except to the extent IVACO and Atlantic are actually prejudiced by such failure to provide notice.

                  (g) The respective indemnification obligations of the indemnifying party under this Agreement relating to Environmental Matters shall constitute the sole and exclusive remedy of the indemnitee for the recovery of Environmental Costs and indemnitee hereby waives any rights and remedies that it may otherwise have against the indemnifying party under any Environmental Law, including, without limitation, any claims for contribution under CERCLA or common law.

         8.6 Indemnified Parties. For the purposes of this Article VIII, all references to any indemnified party shall include such party's affiliates, officers, directors and employees.

         8.7 Transfer Taxes, Recording Fees and Title Insurance Premiums. Each Contributing Party shall pay, or cause to be paid, all Taxes or recording fees imposed on any transfers of the real property and tangible and intangible personal property, applicable to the transfers by such Contributing Party of Assets pursuant to by this Agreement and all sales and use Taxes applicable to transfers of the Assets contemplated by this Agreement. Each of Atlantic and BSC shall also be responsible for all costs of obtaining the title insurance policies referred to in Section 7.3(m) and 7.4(j) of this Agreement, respectively, including all premiums and endorsements with respect to such policies.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1      Termination.

                  (a)   Anything   herein   or   elsewhere   to   the   contrary
notwithstanding, this Agreement may be terminated by written notice of at any time before the Closing only as follows:

                           (i)      by mutual consent of Atlantic, IVACO, BSC
and the Company;

                           (ii)     by Atlantic, IVACO, BSC or the Company if
the Closing shall not have occurred on or before January 30, 1997; or

                           (iii)    by Atlantic and IVACO on the one hand and by
BSC on the other hand if the other party is in breach in any material respect of any representation, warranty, covenant or other agreement set forth in this Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party within ten days following the delivery of notice to the non-breaching party of such breach.

                  (b) In the event of the termination hereof pursuant to the provisions of this Section 9.1, no party shall have any liability under this Agreement other than for breaches of this Agreement occurring prior to such termination. Additionally, nothing contained herein shall be construed to limit any party's right of specific performance of this Agreement.

         9.2 Amendment and Modification. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto. The Company may not waive any material right under this Agreement with respect to the performance by BSC of its obligations hereunder without the prior written consent of Atlantic.

         9.3 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of only the parties hereto and shall not be assignable; provided, however, that Atlantic may assign its rights to become a member in the Company hereunder to any affiliate of IVACO designated by Atlantic prior to the Closing. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any rights, remedy, or claim under or by reason of this Agreement or any provisions herein contained.

         9.4 Expenses. Except as otherwise expressly provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses (including all fees of counsel, actuaries, and accountants) incurred by any party in connection with the negotiation and execution of this Agreement shall be borne by such party; provided, however, that any such fees or expenses incurred by the Company or BSC shall be borne solely by BSC and BSC shall not be entitled to any reimbursement from the Company with respect thereto.

         9.5 Further Assurances. From time to time, at the request of each other and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as they may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in the Company good and marketable title to the Assets.

         9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia (without regard to its conflicts of law doctrines).

         9.7 IVACO Consent to Jurisdiction. The parties agree (i) that any suit, proceeding or action brought by BSC or the Company in the United States to enforce IVACO's obligations under this Agreement (the "IVACO Obligations") will be brought only in the United States District Court for the Northern District of Georgia, and (ii) to be bound by any judgment entered by such court in a legal proceeding to enforce the IVACO Obligations, subject to all applicable rights of appeal. IVACO irrevocably (a) submits to the exclusive personal jurisdiction of the United States District Court for the Northern District of Georgia in any legal proceeding to enforce the IVACO Obligations; (b) waives any objection that it may now or hereafter have to venue in any such court in any legal proceeding to enforce the IVACO Obligations or that such court is an inconvenient forum to conduct such legal proceeding; and (c) agrees to service of process in any such legal proceeding to enforce the IVACO Obligations, solely by certified mail, return receipt requested, postage prepaid, to IVACO (with a copy as specified in
Section 9.10) at its address for notice pursuant to Section 9.10, and in the manner specified hereunder; provided, however, that notwithstanding the foregoing and anything to the contrary set forth herein, BSC and the Company agree that neither the negotiation, nor the execution, nor the delivery nor the performance of this Agreement by IVACO nor the limited consent to jurisdiction set forth in this Section 9.7 shall be interpreted as, and is not, a submission to the jurisdiction of any federal or state court in the United States by IVACO for any purpose other than as expressly set forth in this Section 9.7.

         9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

         9.9 Publicity. Prior to the Closing Atlantic and IVACO on the one hand or BSC and the Company on the other hand will not make any disclosure of the transactions contemplated by this Agreement, or any discussions in connection therewith, without the prior consultation of the other parties. The preceding sentence shall not apply to any disclosure required to be made by Law or the regulations of any stock exchange(s) as reasonably determined by counsel to the party determining that such disclosure is required, except that such party, whenever practicable, shall be required to consult with the other party concerning the timing and content of such disclosure before making it.

         9.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Atlantic:

                  Atlantic Steel Industries, Inc.
                  Post Office Box 1714
                  Atlanta, Georgia 30301
                  Attention:  Jesse J. Webb
                  Fax:  (404) 897-4719

         If to IVACO:

                  IVACO Inc.
                  Place Mercantile
                  770 Rue Sherbrooke Ouest
                  Montreal, (Quebec) Canada H3A 1G1
                  Attention:  Paul Ivanier
                  Fax: (514) 288-7814

         In either case with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  1 New York Plaza
                  New York, New York 10004
                  Attention:  Jeffrey Bagner, Esq.
                  Fax:  (212) 859-4000



         If to the Company:

                  Birmingham Southeast, LLC.
                  1000 Urban Center Drive, Suite 225
                  Birmingham, Alabama 35242
                  Attention: Rebecca Ann Scanlan
                  Fax:  (205) 972-8899

         If to BSC:

                  Birmingham Steel Corporation
                  1000 Urban Center Drive, Suite 300
                  Birmingham, Alabama 35242
                  Attention:  William R. Lucas, Jr.
                  Fax:  (205) 970-1353

         In either case with a copy to:

                  Balch & Bingham
                  1901 Sixth Avenue North, Suite 2600
                  Birmingham, Alabama 35203
                  Attention: James F. Hughey, Jr., Esq.
                  Fax:  (205) 226-8799


         9.11 Specific Performance. Each of the parties acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

         9.12 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.13  Entire  Agreement.   This  Agreement,   including  the  exhibits,
schedules, Atlantic Agreements, BSC Agreements and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         9.14 Severability. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         9.15 Inconsistency or Conflict. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the Other Agreements, the provisions of this Agreement shall govern.

         9.16 Schedules. All Disclosure Schedules attached hereto are hereby incorporated in and made a part as if set forth in full herein. Any information disclosed in a Section of any Disclosure Schedule hereto will be deemed to be included in all Sections of such Disclosure Schedule except where the information disclosed in a particular Section cannot reasonably be determined to apply to another Section.

         9.17 Bulk Sales Law. Without admitting that the bulk sales law of any state is applicable to the transactions contemplated by this Agreement, the parties hereto waive and agree not to comply with the bulk sales laws of any state in connection with the sale of the Assets to the Company hereunder.

         9.18 Definition of Knowledge. For purposes of this Agreement, the "Knowledge" of IVACO and Atlantic on the one hand, and BSC and the Company on the other hand, means the actual knowledge, without independent investigation, of those persons listed on Schedule 9.18 of the Atlantic Disclosure Schedule and the BSC Disclosure Schedule, respectively.

         9.19 Setoff. The obligations of Atlantic or IVACO under this Agreement, on the one hand, and BSC and the Company under this Agreement, on the other hand, shall not be subject to any reduction, termination or other impairment by way of any setoff, holdback, recoupment, counterclaim or defense or for any other reason.


                                    ARTICLE X

                                  BSC GUARANTEE

         In order to induce Atlantic and IVACO to enter into this Agreement, BSC hereby guarantees to Atlantic the full and timely performance by the Company of the Company's following obligations under this Agreement (collectively, the "Guaranteed Obligations"): (i) to pay to Atlantic the cash amount set forth in
Section 2.3 hereof on the Closing Date and (ii) to pay the amounts set forth in Sections 6.10 and 6.11 hereof. BSC's guarantee hereunder is irrevocable, absolute, present and unconditional. BSC's guarantee hereunder is independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against BSC to enforce such guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions. BSC's guarantee set forth herein is a continuing guarantee and shall remain in full force and effect until the full and complete satisfaction, payment, performance and discharge of the Guaranteed Obligations. In the event that Atlantic first seeks to enforce its rights and remedies with respect to the Guaranteed Obligations under this Agreement against the Company and the Company does not honor its obligations hereunder, any and all costs and expenses (including reasonable attorney's fees and disbursement) incurred by Atlantic in successfully enforcing its rights and remedies hereunder against BSC shall be borne by BSC and shall not be reimbursed by the Company.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



WITNESS:                                          BIRMINGHAM SOUTHEAST, LLC.



                                                  BY: /s/Daniel E. Hill
                                                  TITLE: Vice President


WITNESS:                                          ATLANTIC STEEL INDUSTRIES,INC.


                                                  BY:/s/Jesse J. Webb
                                                  TITLE:President & CEO


WITNESS:                                          IVACO INC.



                                                  BY: /s/Paul Ivanier
                                                  TITLE:President & CEO


WITNESS:                                          BIRMINGHAM STEEL CORPORATION



                                                  BY:/s/Robert A. Garvey
                                                  TITLE:Chief Executive Officer

                                 BALCH & BINGHAM
                               Post Office Box 306
                            Birmingham, Alabama 35201
                                  (205)251-8100



                                December 12, 1996





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-10004

Attention:  Filing Desk, Stop 1-4

                  Re:      Birmingham Steel Corporation
                           Commission File No. 1-9820
                           Current Report on Form 8-K

Ladies and Gentlemen:

                  We are transmitting herewith for filing with the Commission on behalf of Birmingham Steel Corporation, a Delaware corporation (the "Company"), CIK NO. 0000779334, a Current Report on Form 8-K of the Company, together with exhibits.

                  Please  address  any  questions  or  comments   regarding  the
enclosed Form 8-K to the undersigned at (205)226-3459, or at this address.

                                                          Yours very truly,

                                                           /s/ Gregory S. Curran

                                                           Gregory S. Curran

GSC:jhb
Enclosure

cc:      Mr. William R. Lucas, Jr.  (w/enc.)
         Mr. John M. Casey             "
         Mr. Catherine W. Pecher       "
         Mr. James F. Hughey, Jr.      "